Exhibit 10.14

LEASE

BETWEEN

THE IRVINE COMPANY LLC

AND

BIOCARDIA, INC.

LEASE

(Short Form)

THIS LEASE is made as of December 14, 2021, by and between THE IRVINE COMPANY LLC, a Delaware limited liability company, hereafter called “Landlord,” and BIOCARDIA, INC., a Delaware corporation, hereafter called “Tenant.”

ARTICLE 1. BASIC LEASE PROVISIONS

Each reference in this Lease to the “Basic Lease Provisions” shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.

1.	Tenant’s Trade Name: N/A

2.	Premises: Suite No. 110 (The Premises are more particularly described in Section 2.1.) The address of the Premises shall be 320 Soquel Way, Sunnyvale, CA 94085

Address of Building:         320 Soquel Way & 430 Indio Way, Sunnyvale, CA 94085

Project: Soquel Way/Indio (as shown on Exhibit Y to this Lease)

3.

Permitted Use: General office, research and development, laboratories, medical device manufacturing, cell manufacturing, assembly, clean rooms, and all legal uses ancillary thereto and for no other use.

4.	Estimated Commencement Date: December 15, 2021

5.

Lease Term: 61 months from the date the Premises or any portion thereof are delivered to Tenant, plus such additional days as may be required to cause this Lease to expire on the final day of the calendar month.

6.	Basic Rent:

Months of Term or Period	Monthly Rate Per Rentable Square Foot	Monthly Basic Rent
1 to 12	$3.95	$37,007.55
13 to 24	$4.07	$38,131.83
25 to 36	$4.19	$39,256.11
37 to 48	$4.32	$40,474.08
49 to 60	$4.45	$41,692.05
61 to 61	$4.58	$42,910.02

Notwithstanding the above schedule of Basic Rent to the contrary, as long as Tenant is not in Default (as defined in Section 14.1) under this Lease, Tenant shall be entitled to an abatement of 1 full calendar months of Basic Rent in the amount of $37,007.55 (the “Abated Basic Rent”) for the 2nd full calendar month of the Term (the “Abatement Period”). In the event Tenant Defaults at any time during the Term, all unamortized Abated Basic Rent shall immediately become due and payable if this Lease is terminated. The payment by Tenant of the Abated Basic Rent in the event of a Default shall not limit or affect any of Landlord’s other rights, pursuant to this Lease or at law or in equity. Only Basic Rent shall be abated during the Abatement Period and all other additional rent and other costs and charges specified in this Lease shall remain due and payable pursuant to the provisions of this Lease.

7.	Expense Recovery Period: Every twelve month period during the Term (or portion thereof during the first and last Lease years) ending June 30.

8.	Floor Area of Premises: approximately 9,369 rentable square feet

Floor Area of Building: approximately 20,000 rentable square feet

9.	Security Deposit: $171,640.08

10.

Broker(s): Irvine Management Company and CBRE (collectively, “Landlord’s Broker”) are the agents of Landlord exclusively and Kidder Mathews/Redwood City and Newmark Knight Frank (collectively, “Tenant’s Broker”) are the agents of Tenant exclusively.

11.	Parking: 28 parking spaces in accordance with the provisions set forth in Exhibit F to this Lease.

12.	Address for Payments and Notices:

LANDLORD

Payment Registration Address:

Email tenantportal@irvinecompany.com to request an

account for the Tenant Payment Portal.

Notice Address:

THE IRVINE COMPANY LLC

5451 Great America Parkway, Suite 201

Santa Clara, CA 95054

Attn: Property Manager, Irvine Office Properties

TENANT Before the Commencement Date: BIOCARDIA, INC. 125 Shoreway Drive San Carlos, CA 94070 Attn: Legal After the Commencement Date: BIOCARDIA, INC. 320 Soquel Way Sunnyvale, CA 94085 Attn: Legal
with a copy of notices to: THE IRVINE COMPANY LLC 550 Newport Center Drive Newport Beach, CA 92660 Attn: Senior Vice President, Operations Office Properties

LIST OF LEASE EXHIBITS (All exhibits, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease):

Exhibit A Exhibit B Exhibit C Exhibit D Exhibit E Exhibit F Exhibit G Exhibit H Exhibit I Exhibit J Exhibit X Exhibit Y Exhibit Z

Description of Premises

Operating Expenses

Utilities and Services

Tenant’s Insurance

Rules and Regulations

Parking

Additional Provisions

Landlord’s Disclosures

Letter of Credit

Survey Form

Work Letter

Project Description

Approved Hazardous Materials

ARTICLE 2. PREMISES

2.1.    LEASED PREMISES. Landlord leases to Tenant and Tenant leases from Landlord the Premises shown in Exhibit A (the “Premises”), containing approximately the floor area set forth in Item 8 of the Basic Lease Provisions (the “Floor Area”). The Premises are located in the building identified in Item 2 of the Basic Lease Provisions (the “Building”), which is a portion of the project described in Item 2 (the “Project”). Landlord and Tenant stipulate and agree that the Floor Area of Premises set forth in Item 8 of the Basic Lease Provisions is correct.

2.2.    ACCEPTANCE OF PREMISES. Except as provided in Sections 2.3 and 2.4 below, Tenant acknowledges that neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises, the Building or the Project or the suitability or fitness of either for any purpose, except as set forth in this Lease. Landlord shall deliver the Premises to Tenant in phases as follows: (i) the portion of the Premises comprised of office space and highlighted in yellow on Schedule 1 to Exhibit X (the “Office Space”) shall be delivered one day following the mutual execution and delivery of this Lease; (ii) the portion of the Premises comprised of lab space and highlighted in blue on Schedule 1 to Exhibit X (the “Phase 1 Space”) shall be delivered when the Phase 1 Space is ready for occupancy (as hereinafter defined); and (iii) the portion of the Premises comprised of lab space and highlighted in red on Schedule 1 to Exhibit X (the “Phase 2 Space”) shall be delivered when the Phase 2 Space is ready for occupancy. The actual date the Office Space is delivered to Tenant ready for occupancy shall be referred to herein as the “Office Space Delivery Date.” The actual date the Phase 1 Space is delivered to Tenant ready for occupancy shall be referred to herein as the “Phase 1 Space Delivery Date.” The actual date the Phase 2 Space is delivered to Tenant ready for occupancy shall be referred to herein as the “Phase 2 Space Delivery Date.” In no event shall Tenant have any obligation hereunder with respect to the Phase 1 Space prior to the Phase 1 Space Delivery Date or the Phase 2 Space prior to the Phase 2 Space Delivery Date. Except as provided in Sections 2.3 and 2.4 below, the taking of possession or use of any portion of the Premises by Tenant for the purpose of conducting its regular business activities in the Premises shall conclusively establish that such portion of the Premises and the Building were in satisfactory condition and in conformity with the provisions of this Lease in all respects, except for those matters which Tenant shall have brought to Landlord’s attention on a written punch list. The punch list shall be limited to any items required to be accomplished by Landlord under the Work Letter attached as Exhibit X, and shall be delivered to Landlord within 30 days after the Commencement Date (as defined herein). Nothing contained in this Section 2.2 shall affect the commencement of the Term or the obligation of Tenant to pay rent. Landlord shall diligently complete all punch list items of which it is notified as provided above.

2.3.    GOOD WORKING ORDER WARRANTY. Landlord warrants to Tenant that the fire sprinkler system, lighting, heating, ventilation and air conditioning systems and electrical systems serving the Premises shall be in good operating condition as of the day the Premises are delivered to Tenant.

2.4.    LATENT DEFECTS. Notwithstanding anything contained herein to the contrary, Tenant shall have 11 months from the completion of Tenant Improvements in which to discover and notify Landlord of any latent defects in Tenant Improvements. Landlord shall be responsible for the correction of any latent defects with respect to which it received timely notice from Tenant.

ARTICLE 3. TERM

3.1.    GENERAL. The term of this Lease (“Term”) shall be for the period shown in Item 5 of the Basic Lease Provisions. The Term shall commence (“Commencement Date”) on the date the Premises or a portion thereof are delivered to Tenant. In no event shall the Commencement Date be prior to December 1, 2021. Promptly following request by Landlord, the parties shall memorialize on a form provided by Landlord (the “Commencement Memorandum”) the actual Commencement Date and the expiration date (“Expiration Date”) of this Lease; should Tenant fail to execute and return the Commencement Memorandum to Landlord within 5 business days (or provide specific written objections thereto within that period), then Landlord’s determination of the Commencement and Expiration Dates as set forth in the Commencement Memorandum shall be conclusive. Landlord shall substantially complete all the work required to be completed by Landlord pursuant to the Work Letter attached to this Lease but for minor punch list matters and has obtained the requisite governmental approvals for Tenant’s occupancy (“Delivery”) by the date that is one hundred eighty (180) days after the Commencement Date (the “Delivery Date”). If Landlord fails to effect Delivery by the Delivery Date, then Tenant shall be entitled to a day for day delay in Basic Rent until Delivery is effectuated.

3.2.    DELAY IN POSSESSION. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on or before the Estimated Commencement Date set forth in Item 4 of the Basic Lease Provisions, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any resulting loss or damage. However, Tenant shall not be liable for any rent until the Commencement Date occurs as provided in Section 3.1 above, except that if Landlord’s failure to substantially complete all work required of Landlord pursuant to Section 3.1(i) above is attributable to any Tenant Delay (as defined in the Work Letter), then the Premises shall be deemed ready for occupancy, and Landlord shall be entitled to full performance by Tenant (including the payment of rent), as of the date Landlord would have been able to substantially complete such work and deliver the Premises to Tenant ready for occupancy but for Tenant’s Delay.

ARTICLE 4. RENT AND OPERATING EXPENSES

4.1.    BASIC RENT. From and after the Commencement Date, Tenant shall pay to Landlord without deduction or offset, except as otherwise provided in this Lease, a Basic Rent for the Premises in the total amount shown (including subsequent adjustments, if any) in Item 6 of the Basic Lease Provisions (the “Basic Rent”). If the Commencement Date is other than the first day of a calendar month, any rental adjustment shown in Item 6 shall be deemed to occur on the first day of the next calendar month following the specified monthly anniversary of the Commencement Date. The Basic Rent shall be due and payable in advance commencing on the Commencement Date and continuing thereafter on the first day of each successive calendar month of the Term, as prorated for any partial month. No demand, notice or invoice shall be required. An installment in the amount of 1 full month’s Basic Rent at the initial rate specified in Item 6 of the Basic Lease Provisions, and 1 month’s estimated Tenant’s Share of Operating Expenses shall be delivered to Landlord concurrently with Tenant’s execution of this Lease.

4.2.    OPERATING EXPENSES. Tenant shall pay Tenant’s Share of Operating Expenses in accordance with Exhibit B of this Lease.

4.3.    SECURITY DEPOSIT. Concurrently with Tenant’s delivery of this Lease, Tenant shall deposit with Landlord the sum, if any, stated in Item 9 of the Basic Lease Provisions (the “Security Deposit”), to be held by Landlord as security for the full and faithful performance of Tenant’s obligations under this Lease, to pay any rental sums, including without limitation such additional rent as may be owing under any provision hereof, and to maintain the Premises as required by this Lease. Upon any Default by Tenant, Landlord may apply all or part of the Security Deposit as full or partial compensation. If any portion of the Security Deposit is so applied, Tenant shall within 5 business days after written demand by Landlord deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. In no event may Tenant utilize all or any portion of the Security Deposit as a payment toward any Rent due under this Lease. Any unapplied balance of the Security Deposit shall be returned to Tenant or, at Landlord’s option, to the last assignee of Tenant’s interest in this Lease within 30 days following the termination of this Lease and Tenant’s vacation of the Premises. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor laws now or hereafter in effect. The Security Deposit may be in the form of a letter of credit.

4.4.    LETTER OF CREDIT. Landlord agrees that in lieu of a cash Security Deposit, Tenant may deliver to Landlord, concurrently with Tenant’s execution of this Lease, a letter of credit in the amount stated in Item 9 of the Basic Lease Provisions, which letter of credit shall be in form and with the substance of Exhibit I attached hereto. The letter of credit shall be issued by a financial institution acceptable to Landlord with a branch in Santa Clara County, California, at which draws on the letter of credit will be accepted. Landlord hereby approves Silicon Valley Bank as the issuing bank. The letter of credit shall provide for automatic yearly renewals throughout the Term of this Lease and shall have an outside expiration date (if any) that is not earlier than 30 days after the expiration of the Lease Term. In the event the letter of credit is not continuously renewed through the period set forth above, or upon any breach under this Lease by Tenant beyond applicable notice and cure periods, including specifically Tenant’s failure to pay Rent or to abide by its obligations under Sections 7.1 and 15.2 below, Landlord shall be entitled to draw upon all or part of said letter of credit by the issuance of Landlord’s sole written demand to the issuing financial institution. In the event of any such draw, Tenant shall promptly provide Landlord with an additional letter of credit in an amount sufficient to restore the letter of credit to the amount required hereunder. Any such draw shall be without waiver of any rights Landlord may have under this Lease or at law or in equity as a result of any Default hereunder by Tenant. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor laws now or hereafter in effect.

ARTICLE 5. USES

5.1.     USE. Tenant shall use the Premises only for the purposes stated in Item 3 of the Basic Lease Provisions and for no other use whatsoever. Tenant shall not do or permit its agents, contractors, employees, or invitees to do anything in or about the Premises which will in any way interfere with the rights or quiet enjoyment of other occupants of the Building or the Project, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause or permit its agents, contractors, employees, or invitees to cause any nuisance in the Premises or the Project. Tenant shall comply at its expense with all present and future laws, ordinances and requirements of all governmental authorities that pertain to Tenant or its use of the Premises, and with all energy usage reporting requirements of Landlord. Pursuant to California Civil Code § 1938, Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52(a)(3)). Pursuant to Section 1938 of the California Civil Code, Landlord hereby provides the following notification to Tenant: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction related accessibility standards within the premises.”

5.2.    SIGNS. Provided Tenant continues to occupy not less than 75% of the Floor Area of the Premises, Tenant shall have the non-exclusive right to one (1) position on the shared Project monument sign for Tenant’s name and graphics in a location reasonably designated by Landlord, subject to Landlord's right of prior approval that such exterior signage is in compliance with the Signage Criteria (defined below). Except as provided in the foregoing and except for Landlord’s standard suite signage identifying Tenant’s name and/or logo, Tenant shall have no right to maintain signs in any location in, on or about the Premises, the Building or the Project and shall not place or erect any signs that are visible from the exterior of the Building. The size, design, graphics, material, style, color and other physical aspects of any permitted sign shall be subject to Landlord's written determination, as determined solely by Landlord in its reasonable discretion, prior to installation, that signage is in compliance with any covenants, conditions or restrictions encumbering the Premises and Landlord's signage program for the Project, as in effect from time to time and approved by the City in which the Premises are located ("Signage Criteria"). Prior to placing or erecting any such signs, Tenant shall obtain and deliver to Landlord a copy of any applicable municipal or other governmental permits and approvals, except to Landlord’s standard suite signage. Tenant shall be responsible for all costs of any permitted sign, including, without limitation, the fabrication, installation, maintenance and removal thereof and the cost of any permits therefor, except that Landlord shall pay for the initial installation costs only of the standard suite signage. If Tenant fails to maintain its sign in good condition, or if Tenant fails to remove same upon termination of this Lease and repair and restore any damage caused by the sign or its removal, Landlord may do so at Tenant's expense. Landlord shall have the right to temporarily remove any signs in connection with any repairs or maintenance in or upon the Project. The term "sign" as used in this Section shall include all signs, designs, monuments, displays, advertising materials, logos, banners, projected images, pennants, decals, pictures, notices, lettering, numerals or graphics. Tenant’s exterior signage rights under this Section 5.2 belong solely to BioCardia, Inc., and any attempted assignment or transfer of such rights (other than in connection with an assignment of this Lea se pursuant to a Permitted Transfer) shall be void and of no force and effect.

5.3.     HAZARDOUS MATERIALS.

(a)    For purposes of this Lease, the term “Hazardous Materials” means (i) any “hazardous material” as defined in Section 25501(o) of the California Health and Safety Code, (ii) hydrocarbons, polychlorinated biphenyls or asbestos,(iii) any toxic or hazardous materials, substances, wastes or materials as defined pursuant to any other applicable state, federal or local law or regulation, and (iv) any other substance or matter which may result in liability to any person or entity as a result of such person’s possession, use, storage, release or distribution of such substance or matter under any statutory or common law theory.

(b)    Tenant shall not cause or permit any Hazardous Materials to be brought upon, stored, used, generated, released or disposed of on, under, from or about the Premises (including without limitation the soil and groundwater thereunder) without the prior written consent of Landlord, which consent may be given or withheld in Landlord’s reasonable discretion based upon the hazardous character, handling profile, use, storage and/or disposal of the Hazardous Materials in question. Notwithstanding the foregoing, Tenant shall have the right, without obtaining prior written consent of Landlord, to utilize within the Premises a reasonable quantity of standard office products that may contain Hazardous Materials (such as photocopy toner, “White Out”, and the like), provided however, that (i) Tenant shall maintain such products in their original retail packaging, shall follow all instructions on such packaging with respect to the storage, use and disposal of such products, and shall otherwise comply with all applicable laws with respect to such products, and (ii) all of the other terms and provisions of this Section 5.3 shall apply with respect to Tenant’s storage, use and disposal of all such products. Landlord may, in its reasonable discretion, place such conditions as Landlord deems appropriate with respect to Tenant’s use, storage and/or disposal of any Hazardous Materials requiring Landlord’s consent based upon the hazardous character, handling profile, use, storage and/or disposal of the Hazardous Materials in question. Tenant understands that Landlord may utilize an environmental consultant to assist in determining conditions of approval in connection with the storage, use, release, and/or disposal of Hazardous Materials by Tenant on or about the Premises, and/or to conduct periodic inspections of the storage, generation, use, release and/or disposal of such Hazardous Materials by Tenant on and from the Premises, and Tenant agrees that any costs incurred by Landlord in connection therewith shall be reimbursed by Tenant to Landlord as additional rent hereunder upon demand. Landlord hereby approves the list of Hazardous Materials on Exhibit Z attached hereto (the “Approved Hazardous Materials”) for Tenant’s use in the Premises so long as Tenant has obtained all governmental permits and approvals required for the use of the Approved Hazardous Materials in the Premises and has delivered copies of such permits and approvals prior to the introduction thereof.

(c)    Prior to the execution of this Lease, Tenant shall complete, execute and deliver to Landlord a Hazardous Material Survey Form (the “Survey Form”) in the form of Exhibit J attached hereto. The completed Survey Form shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. On each anniversary of the Commencement Date until the expiration or sooner termination of this Lease, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials which were stored, generated, used, released and/or disposed of on, under or about the Premises for the twelve-month period prior thereto, and which Tenant desires to store, generate, use, release and/or dispose of on, under or about the Premises for the succeeding twelve-month period. In addition, to the extent Tenant is permitted to utilize Hazardous Materials upon the Premises, Tenant shall promptly provide Landlord with complete and legible copies of all the following environmental documents relating thereto: reports filed pursuant to any self-reporting requirements; permit applications, permits, monitoring reports, emergency response or action plans, workplace exposure and community exposure warnings or notices and all other reports, disclosures, plans or documents (even those which may be characterized as confidential) relating to water discharges, air pollution, waste generation or disposal, and underground storage tanks for Hazardous Materials; orders, reports, notices, listings and correspondence (even those which may be considered confidential) of or concerning the release, investigation, compliance, cleanup, remedial and corrective actions, and abatement of Hazardous Materials; and all complaints, pleadings and other legal documents filed by or against Tenant related to Tenant’s storage, generation, use, release and/or disposal of Hazardous Materials.

(d)    Landlord and its agents shall have the right, but not the obligation, to inspect, sample and/or monitor the Premises and/or the soil or groundwater thereunder at any time to determine whether Tenant is complying with the terms of this Section 5.3, and in connection therewith Tenant shall provide Landlord with full access to all facilities, records and personnel related thereto. If Tenant is not in compliance with any of the provisions of this Section 5.3, or in the event of a release of any Hazardous Material on, under, from or about the Premises caused or permitted by Tenant, its agents, employees, contractors, licensees, subtenants or invitees, Landlord and its agents shall have the right, but not the obligation, without limitation upon any of Landlord’s other rights and remedies under this Lease, to immediately enter upon the Premises without notice and to discharge Tenant’s obligations under this Section 5.3 at Tenant’s expense, including without limitation the taking of emergency or long-term remedial action. Landlord and its agents shall endeavor to minimize interference with Tenant’s business in connection therewith, but shall not be liable for any such interference. In addition, Landlord, at Tenant’s expense, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims arising out of the storage, generation, use, release and/or disposal by Tenant or its agents, employees, contractors, licensees, subtenants or invitees of Hazardous Materials on, under, from or about the Premises.

(e)    If the presence of any Hazardous Materials on, under, from or about the Premises or the Project caused or permitted by Tenant or its agents, employees, contractors, licensees, subtenants or invitees results in (i) injury to any person, (ii) injury to or any contamination of the Premises or the Project, or (iii) injury to or contamination of any real or personal property wherever situated, Tenant, at its expense, shall promptly take all actions necessary to return the Premises and the Project and any other affected real or personal property owned by Landlord to the condition existing prior to the introduction of such Hazardous Materials and to remedy or repair any such injury or contamination, including without limitation, any cleanup, remediation, removal, disposal, neutralization or other treatment of any such Hazardous Materials.

Notwithstanding the foregoing, Tenant shall not, without Landlord’s prior written consent, which consent may be given or withheld in Landlord’s sole and absolute discretion, take any remedial action in response to the presence of any Hazardous Materials on, under, from or about the Premises or the Project or any other affected real or personal property owned by Landlord or enter into any similar agreement, consent, decree or other compromise with any governmental agency with respect to any Hazardous Materials claims; provided however, Landlord’s prior written consent shall not be necessary in the event that the presence of Hazardous Materials on, under, from or about the Premises or the Project or any other affected real or personal property owned by Landlord (i) imposes an immediate threat to the health, safety or welfare of any individual and (ii) is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Landlord’s consent before taking such action. To the fullest extent permitted by law, Tenant shall indemnify, hold harmless, protect and defend (with attorneys acceptable to Landlord) Landlord and any successors to all or any portion of Landlord’s interest in the Premises and the Project and any other real or personal property owned by Landlord from and against any and all liabilities, losses, damages, diminution in value, judgments, fines, demands, claims, recoveries, deficiencies, costs and expenses (including without limitation attorneys’ fees, court costs and other professional expenses), whether foreseeable or unforeseeable, arising directly or indirectly out of the use, generation, storage, treatment, release, on- or off- site disposal or transportation of Hazardous Materials on, into, from, under or about the Premises, the Building or the Project and any other real or personal property owned by Landlord caused or permitted by Tenant, its agents, employees, contractors, licensees, subtenants or invitees. Such indemnity obligation shall specifically include, without limitation, the cost of any required or necessary repair, restoration, cleanup or detoxification of the Premises, the Building and the Project and any other real or personal property owned by Landlord, the preparation of any closure or other required plans, whether such action is required or necessary during the Term or after the expiration of this Lease and any loss of rental due to the inability to lease the Premises or any portion of the Building or Project as a result of such Hazardous Materials, the remediation thereof or any repair, restoration or cleanup related thereto. If it is at any time discovered that Tenant or its agents, employees, contractors, licensees, subtenants or invitees may have caused or permitted the release of any Hazardous Materials on, under, from or about the Premises, the Building or the Project or any other real or personal property owned by Landlord, Tenant shall, at Landlord’s request, immediately prepare and submit to Landlord a comprehensive plan, subject to Landlord’s approval, specifying the actions to be taken by Tenant to return the Premises, the Building or the Project or any other real or personal property owned by Landlord to the condition existing prior to the introduction of such Hazardous Materials. Upon Landlord’s approval of such plan, Tenant shall, at its expense, and without limitation of any rights and remedies of Landlord under this Lease or at law or in equity, immediately implement such plan and proceed to cleanup, remediate and/or remove all such Hazardous Materials in accordance with all applicable laws and as required by such plan and this Lease. The provisions of this Section 5.3(e) shall expressly survive the expiration or sooner termination of this Lease.

(f)    Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, certain facts relating to Hazardous Materials at the Project known by Landlord to exist as of the date of this Lease, as more particularly described in Exhibit H attached hereto. Tenant shall have no liability or responsibility with respect to the Hazardous Materials facts described in Exhibit H, nor with respect to any Hazardous Materials which Tenant proves were not caused or permitted by Tenant, its agents, employees, contractors, licensees, subtenants or invitees. Notwithstanding the preceding two sentences, Tenant agrees to notify its agents, employees, contractors, licensees, subtenants, and invitees of any exposure or potential exposure to Hazardous Materials at the Premises that Landlord brings to Tenant’s attention. Tenant hereby acknowledges that this disclosure satisfies any obligation of Landlord to Tenant pursuant to California Health & Safety Code Section 25359.7, or any amendment or substitute thereto or any other disclosure obligations of Landlord.

SECTION 5.4. EXTERNAL APPEARANCE. Because of the visibility of the Premises to pedestrians in and around the Building, the décor, fixtures, and furnishings in the Premises which are visible from outside of the Premises, together with any changes thereto, shall be subject to the prior written approval of Landlord, and Tenant shall at all times maintain same in a visually professional manner. Landlord may from time to time photograph the Premises from any shared Building lobby and/or other exterior Common Area location to memorialize the external appearance of the Premises. Signs, banners, streamers, advertising decals, balloons, card tables, statues, inflatable figures and similar items in the Premises shall not be visible from the exterior of the Premises, nor shall Tenant place any items on the exterior walls or doors of the Premises or in the Common Areas. Tenant shall not at any time permit the door(s) to the Premises from the Building lobby or other Common Areas to remain open.

ARTICLE 6. LANDLORD SERVICES

6.1.    UTILITIES AND SERVICES. Landlord and Tenant shall be responsible to furnish those utilities and services to the Premises to the extent provided in Exhibit C, subject to the conditions and payment obligations and standards set forth in this Lease. Landlord’s failure to furnish, or any interruption, diminishment or termination of, services due to the application of laws, the failure of any equipment, the performance of repairs, improvements or alterations, utility interruptions or the occurrence of an event of force majeure (defined in Section 20.7) shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. However, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of 5 consecutive business days as a result of a service interruption or repair that is reasonably within the control of Landlord to correct and through no fault of Tenant and for reasons other than as contemplated in Article 11, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 6th consecutive business day of the service interruption or repair and ending on the day the service has been restored. Tenant shall have the exclusive right to use the compressor equipment located in the service yard adjacent to the Premises as of the date hereof.

6.2.    OPERATION AND MAINTENANCE OF COMMON AREAS. During the Term, Landlord shall operate all Common Areas within the Building and the Project in a first-class manner. The term “Common Areas” shall mean all areas within the Building, Project and other buildings in the Project which are not held for exclusive use by persons entitled to occupy space.

6.3.    COMMON AREAS. The occupancy by Tenant of the Premises shall include the use of the Common Areas in common with Landlord and with all others for whose convenience and use the Common Areas may be provided by Landlord, subject, however, to compliance with Rules and Regulations set forth in Exhibit E. Landlord shall at all times during the Term have exclusive control of the Common Areas, and may restrain or permit any use or occupancy. Landlord may temporarily close any portion of the Common Areas for repairs, remodeling and/or alterations, to prevent a public dedication or the accrual of prescriptive rights, or for any other reasonable purpose, so long as such closure of the Common Areas shall not unreasonably and adversely interfere with Tenant’s use of the Premises.

ARTICLE 7. REPAIRS AND MAINTENANCE

7.1.    TENANT’S MAINTENANCE AND REPAIR. Subject to Articles 11 and 12, Tenant at its sole expense shall make all repairs necessary to keep the Premises, all improvements and fixtures therein and the compressor equipment located in the service yard adjacent to the Premises in good condition and repair. Tenant’s maintenance obligation shall include without limitation all appliances, interior glass, doors, door closures, hardware, fixtures, electrical, plumbing, fire extinguisher equipment and other equipment installed in the Premises, together with any supplemental HVAC equipment servicing only the Premises. Should Landlord or its management agent agree to make a repair on behalf of Tenant and at Tenant’s request, Tenant shall promptly reimburse Landlord as additional rent for all reasonable costs incurred (including the standard supervision fee) upon submission of an invoice.

7.2.    LANDLORD’S MAINTENANCE AND REPAIR. Subject to Articles 11 and 12, Landlord shall provide service, maintenance and repair with respect to the heating, ventilating and air conditioning (“HVAC”) equipment of the Building (exclusive of any supplemental HVAC servicing only the Premises) and shall maintain in good repair the Common Areas, roof, foundations, footings, the exterior surfaces of the exterior walls of the Building (including exterior glass), and the structural, electrical, mechanical and plumbing systems of the Building (including elevators, if any, serving the Building), except to the extent provided in Section 7.1 above. Notwithstanding any provision of the California Civil Code or any similar or successor laws to the contrary, Tenant understands that it shall not make repairs at Landlord’s expense or by rental offset. Except as provided in Section 6.1 above and Section 11.1 and Article 12 below, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements to any portion of the Building, including repairs to the Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction; provided, however, that in making repairs, alterations or improvements, Landlord shall use reasonable efforts not to interfere with the conduct of Tenant’s business in the Premises. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, or any similar or successor laws now or hereafter in effect.

7.3.    ALTERATIONS. Except for cosmetic alteration projects that do not exceed $35,000.00 during each calendar year and that do not affect the structural, electrical or mechanical components or systems of the Building, are not visible from the exterior of the Premises, do not change the basic floor plan of the Premises, and utilize only Landlord’s building standard materials (which work shall require notice to Landlord but not Landlord’s consent), Tenant shall make no alterations, additions, decorations or improvements (collectively referred to as “Alterations”) to the Premises without the prior written consent of Landlord which consent shall not be unreasonably withheld, conditioned or delayed. Landlord may impose, as a condition to its consent, any requirements that Landlord in its discretion may deem reasonable or desirable. Tenant shall use Landlord’s designated mechanical and electrical contractors, obtain all required permits for the Alterations and shall perform the work in compliance with all applicable laws, regulations and ordinances with contractors reasonably acceptable to Landlord. Except for cosmetic Alterations not requiring a permit, Landlord shall be entitled to a supervision fee in the amount of 3% of the Alterations. Landlord may elect to cause its architect to review Tenant’s architectural plans, and the reasonable cost of that review shall be reimbursed by Tenant. Should the Alterations proposed by Tenant and consented to by Landlord change the floor plan of the Premises, then Tenant shall, at its expense, furnish Landlord with as- built drawings and CAD disks compatible with Landlord’s systems. Unless Landlord otherwise agrees in writing, all Alterations affixed to the Premises, including without limitation all Tenant Improvements constructed pursuant to the Work Letter (except as otherwise provided in the Work Letter), but excluding moveable trade fixtures and furniture, shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term, except that Landlord may, by notice to Tenant given at the time of Landlord’s approval, require Tenant to remove by the Expiration Date or sooner termination date of this Lease, all or any Alterations (excluding any Tenant Improvements constructed pursuant to the Work Letter) installed either by Tenant or by Landlord at Tenant’s request (collectively, the “Required Removables”). In connection with its removal of Required Removables, Tenant shall repair any damage to the Premises arising from that removal and shall restore the affected area to its pre-existing condition, reasonable wear and tear, casualty and condemnation excepted.

7.4.    MECHANIC’S LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. In the event that Tenant shall not, within 15 days following the imposition of any lien, cause the lien to be released of record by payment or posting of a proper bond in accordance with California Civil Code Section 8424 or any successor statute, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any means it deems proper, including payment of or defense against the claim giving rise to the lien. All expenses so incurred by Landlord shall be reimbursed by Tenant promptly following Landlord’s demand. Tenant shall give Landlord no less than 20 days’ prior notice in writing before commencing construction of any kind on the Premises.

7.5.    ENTRY AND INSPECTION. Landlord shall at all reasonable times and with not less than 24 hours prior written (which may be transmitted by e-mail to Edward Gillis egillis@biocardia.com and Peter Altman paltman@biocardia.com), except in emergencies or to provide Building services, have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to make repairs and renovations as reasonably deemed necessary by Landlord, and to submit the Premises to prospective or actual purchasers or encumbrance holders (or, during the final twelve months of the Term or when an uncured Default exists, to prospective tenants), all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease, and Tenant shall be entitled to have an employee of Tenant accompany the person(s) entering the Premises, provided Tenant makes such employee available at the time Landlord or such other party desires to enter the Premises. Except in emergencies or to provide Building services, Landlord shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises.

ARTICLE 8. [INTENTIONALLY OMITTED]

ARTICLE 9. ASSIGNMENT AND SUBLETTING

9.1.    RIGHTS OF PARTIES. Tenant shall not, directly or indirectly, assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not exercise its recapture rights. Tenant agrees that it is not unreasonable for Landlord to withhold consent to a Transfer to a proposed assignee or subtenant who is an existing tenant or occupant of the Building or Project or to a prospective tenant with whom Landlord or Landlord's affiliate has been actively negotiating within the prior 6 months, except that Landlord will not enforce this restriction if it does not have sufficient available space in the Project to accommodate the proposed transferee. Within 20 days after receipt of executed copies of the transfer documentation and such other information as Landlord may request, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) refuse to consent to the Transfer; or (c) recapture the portion of the Premises that Tenant is proposing to Transfer provided such sublease results in more than 20% of the Floor Area of the Premises being subleased for more than 50% of the remaining Lease Term. Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any similar or successor Laws, now or hereinafter in effect, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed transferee. In no event shall any Transfer release or relieve Tenant from any obligation under this Lease, as same may be amended. Tenant shall pay Landlord a review fee of $750.00 for Landlord’s review of any requested Transfer. Tenant shall pay Landlord, as additional Rent, 50% of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer after deducting Tenant’s transfer costs. For purposes herein, such transfer costs shall include all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer, including brokerage fees, legal fees, construction costs, and Landlord’s review fee. If Tenant is in Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant’s share of payments received by Landlord.

9.2.    PERMITTED TRANSFER. Notwithstanding the foregoing, Tenant may assign this Lease or sublet the Premises to a successor to Tenant by merger, consolidation or the purchase of substantially all of Tenant’s assets or stock, or assign this Lease or sublet all or a portion of the Premises to an Affiliate (defined below), without the consent of Landlord, provided that all of the following conditions are satisfied (a “Permitted Transfer”): (i) Tenant is not then in Default hereunder; (ii) Tenant gives Landlord written notice prior to such Permitted Transfer; and (iii) if Tenant ceases to exist as a going concern as a result of any merger or consolidation of Tenant or the sale of all or substantially all of the assets of Tenant, the resulting successor entity has a tangible net worth not less than the tangible net worth of Tenant immediately before the Permitted Transfer. “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant.

ARTICLE 10. INSURANCE AND INDEMNITY

10.1.   TENANT’S INSURANCE. Tenant, at its sole cost and expense, shall provide and maintain in effect the insurance described in Exhibit D. Evidence of that insurance must be delivered to Landlord prior to the Commencement Date.

10.2.   TENANT’S INDEMNITY. To the fullest extent permitted by law, but subject to Section 10.4 below, Tenant shall defend, indemnify and hold harmless Landlord and Landlord’s agents, employees, lenders, and affiliates, from and against any and all negligence, claims, liabilities, damages, costs or expenses arising either before or after the Commencement Date which arise from or are caused by Tenant’s use or occupancy of the Premises, the Building or the Common Areas of the Project, or from the conduct of Tenant’s business, or from any activity, work, or thing done, permitted or suffered by Tenant or Tenant’s agents, employees, subtenants, vendors, contractors, invitees or licensees in or about the Premises, the Building or the Common Areas of the Project, or from any Default in the performance of any obligation on Tenant’s part to be performed under this Lease, or from any act, omission or negligence on the part of Tenant or Tenant’s agents, employees, subtenants, vendors, contractors, invitees or licensees. Landlord may, at its option, require Tenant to assume Landlord’s defense in any action covered by this Section 10.2 through counsel reasonably satisfactory to Landlord. Notwithstanding the foregoing, Tenant shall not be obligated to indemnify Landlord against any liability or expense to the extent it is ultimately determined that the same was caused by the sole negligence or willful misconduct of Landlord, its agents, contractors or employees.

10.3.   WAIVER OF CLAIMS. Unless caused by the negligence or intentional misconduct of Landlord, its agents, employees or contractors but subject to Section 10.4 below, Landlord shall not be liable to Tenant, its employees, agents and invitees, and Tenant hereby waives all claims against Landlord, its employees and agents for loss of or damage to any property, or any injury to any person, resulting from any condition including, but not limited to, acts or omissions (criminal or otherwise) of third parties and/or other tenants of the Project, or their agents, employees or invitees, fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Premises or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works or other fixtures in the Building, whether the damage or injury results from conditions arising in the Premises or in other portions of the Building. Notwithstanding anything to the contrary contained in this Lease, in no event shall Landlord be liable for Tenant’s loss or interruption of business or income (including without limitation, Tenant’s consequential damages, lost profits or opportunity costs), or for interference with light or other similar intangible interests.

10.4.  WAIVER OF SUBROGATION. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant each hereby waives all rights of recovery against the other on account of loss and damage occasioned to the property of such waiving party to the extent that the waiving party is entitled to proceeds for such loss and damage under any property insurance policies carried or otherwise required to be carried by this Lease or which would normally be covered by a standard “all risk” policy of property insurance.

ARTICLE 11. DAMAGE OR DESTRUCTION

11.1.   RESTORATION.

(a)    If the Building of which the Premises are a part is damaged as the result of an event of casualty, then subject to the provisions below, Landlord shall repair that damage as soon as reasonably possible unless Landlord reasonably determines that: (i) the Premises have been materially damaged and there is less than 1 year of the Term remaining on the date of the casualty; (ii) any Mortgagee (defined in Section 13.1) requires that the insurance proceeds be applied to the payment of the mortgage debt; or (iii) proceeds necessary to pay the full cost of the repair are not available from Landlord’s insurance, including without limitation earthquake insurance. Should Landlord elect not to repair the damage for one of the preceding reasons, Landlord shall so notify Tenant in the “Casualty Notice” (as defined below), and this Lease shall terminate as of the date of delivery of that notice. If Landlord has the right to terminate this Lease pursuant to this Section 11.1(a), Landlord agrees to exercise such right in a nondiscriminatory fashion among tenants in the Building. Consideration of the following factors in arriving at its decision shall not be deemed discriminatory: length of term remaining on the Lease, time needed to repair and restore, costs of repair and restoration not covered by insurance proceeds, Landlord's plans to repair and restore Common Areas serving the Premises, Landlord's plans for repair and restoration of the Building, and other factors (other than the rental rates payable under the leases in question) relevant to Landlord's decision as long as they are applied to Tenant in the same manner as other tenants.

(b)    As soon as reasonably practicable following the casualty event but not later than 60 days thereafter, Landlord shall notify Tenant in writing (“Casualty Notice”) of Landlord’s election, if applicable, to terminate this Lease. If this Lease is not so terminated, the Casualty Notice shall set forth the anticipated period for repairing the casualty damage. If the anticipated repair period exceeds 180 days and if the damage is so extensive as to reasonably prevent Tenant’s substantial use and enjoyment of the Premises, then either party may elect to terminate this Lease by written notice to the other within 10 days following delivery of the Casualty Notice.

(c)    In the event that neither Landlord nor Tenant terminates this Lease pursuant to Section 11.1(b), Landlord shall repair all material damage to the Premises or the Building as soon as reasonably possible and this Lease shall continue in effect for the remainder of the Term. Upon notice from Landlord, Tenant shall assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant's insurance with respect to any Alterations installed by Tenant. Within 15 days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs to such Alterations. However, notwithstanding the foregoing, if Tenant has maintained the insurance required to be maintained by Tenant pursuant to the terms of Exhibit D of this Lease throughout the Term, and if the proceeds from the insurance required to be maintained by Tenant with respect to the Alterations have been paid to Landlord prior to Landlord commencing repair of the Alterations, then Landlord agrees Tenant shall not be required to pay any deficiency between the estimated or actual Alteration repair costs and the insurance proceeds received by Landlord from Tenant’s insurance until after substantial completion of the repairs to the Alterations, and such sums shall be payable by Tenant within 15 days after demand of Landlord.

(d)    From and after the casualty event, the rental to be paid under this Lease shall be abated in the same proportion that the Floor Area of the Premises that is rendered unusable by the damage from time to time bears to the total Floor Area of the Premises.

(e)    Notwithstanding the provisions of subsections (a), (b) and (c) of this Section 11.1, but subject to Section 10.4, the cost of any repairs shall be borne by Tenant, and Tenant shall not be entitled to rental abatement or termination rights, if the damage is due to the gross negligence or willful misconduct of Tenant or its employees, subtenants, contractors, invitees or representatives.

11.2.   LEASE GOVERNS. Tenant agrees that the provisions of this Lease, including without limitation Section 11.1, shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law.

ARTICLE 12. EMINENT DOMAIN

Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi- public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Project which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building or Project. The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority. All compensation awarded for a Taking shall be the property of Landlord; provided that Tenant may file a separate claim seeking redress from the Taking party, agency or entity so long as it does not diminish the award otherwise receivable by Landlord. Tenant agrees that the provisions of this Lease shall govern any Taking and shall accordingly supersede any contrary statute or rule of law.

ARTICLE 13. SUBORDINATION; ESTOPPEL CERTIFICATE

13.1.   SUBORDINATION. Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Building or the Project, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee.” This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination and attornment agreement in favor of the Mortgagee, provided such agreement provides a non-disturbance covenant benefitting Tenant. Alternatively, a Mortgagee shall have the right at anytime to subordinate its Mortgage to this Lease. Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease in the event of a foreclosure of any Mortgage. Tenant agrees that any purchaser at a foreclosure sale or lender taking title under a deed in lieu of foreclosure shall not be responsible for any act or omission of a prior landlord, shall not be subject to any offsets or defenses Tenant may have against a prior landlord, and shall not be liable for the return of the Security Deposit not actually recovered by such purchaser nor bound by any rent paid in advance of the calendar month in which the transfer of title occurred; provided that the foregoing shall not release the applicable prior landlord from any liability for those obligations. Tenant acknowledges that Landlord’s Mortgagees and their successors-in- interest are intended third party beneficiaries of this Section 13.1.

13.2.   ESTOPPEL CERTIFICATE. Tenant shall, within 10 business days after receipt of a written request from Landlord, execute and deliver a commercially reasonable estoppel certificate in favor of those parties as are reasonably requested by Landlord (including a Mortgagee or a prospective purchaser of the Building or the Project).

ARTICLE 14. DEFAULTS AND REMEDIES

14.1.   TENANT’S DEFAULTS. The occurrence of any one or more of the following events shall constitute a “Default” by Tenant:

(a)    The failure by Tenant to make any payment of Rent required to be made by Tenant, as and when due, where the failure continues for a period of 5 business days after written notice from Landlord to Tenant. The term “Rent” as used in this Lease shall be deemed to mean the Basic Rent and all other sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease.

(b)    Except for the performance by Tenant of its obligations under Sections 7.4, 13.1 or 13.2 of this Lease (in which event the failure to perform by Tenant within such time period, where the failure continues for a period of 5 business days after written notice from Landlord to Tenant, shall be a Default), the failure or inability by Tenant to observe or perform any of the covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in any other subsection of this Section 14.1, where the failure continues for a period of 30 days after written notice from Landlord to Tenant; provided, however, that if the nature of Tenant’s obligation is such that more than 30 days are required for its performance, then Tenant shall not be deemed to be in Default if it commences performance within the 30 day period and thereafter diligently pursues the cure to completion.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law, and Landlord shall not be required to give any additional notice under California Code of Civil Procedure Section 1161, or any successor statute, in order to be entitled to commence an unlawful detainer proceeding.

14.2.  LANDLORD’S REMEDIES. In addition to all other rights or remedies of Landlord set forth in this Lease, if a Default occurs, Landlord shall have all rights available to Landlord under California law, without further notice or demand to Tenant, including, without limitation, the right to terminate this Lease. In addition, Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). In any case in which Landlord re-enters and occupies the Premises, by unlawful detainer proceedings or otherwise, Landlord, at its option, may repair, alter, subdivide or change the character of the Premises as Landlord deems best, relet all or any part of the Premises and receive the rents therefor, and none of these actions shall constitute a termination of this Lease, a release of Tenant from any liability, or result in the release of any Guarantor. Landlord shall not be deemed to have terminated this Lease or the liability of Tenant to pay any Rent or other charges later becoming due by any re-entry of the Premises pursuant to this Section 14.2, or by any action in unlawful detainer or otherwise to obtain possession of the Premises, unless Landlord has first given Tenant notice that it is terminating this Lease. Any notice given by Landlord pursuant to Section 14.1 shall be in lieu of, and not in addition to, any notice required by Section 1161 of the California Code of Civil Procedure or superseding statute. Any payment of Rent following Landlord’s delivery of notice to Tenant pursuant to Section 14.1 shall not constitute acceptance of Rent. If Landlord elects to terminate this Lease pursuant to the provisions of this Section 14.2, damages shall include, without limitation, the remedy and measure of damages specified pursuant to California Civil Code Section 1951.2, which shall include the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of Rent loss Tenant proves could have been reasonably avoided.

14.3.   LATE PAYMENTS. Any Rent due under this Lease that is not paid to Landlord within 5 business days of the date when due shall bear interest at the maximum rate permitted by law from the date due until fully paid and if any Rent due from Tenant shall not be received by Landlord or Landlord’s designee within 5 business days after the date due, then Tenant shall pay to Landlord, in addition to the interest, a late charge for each delinquent payment equal to the greater of (i) 5% of that delinquent payment or (ii) $100.00. Notwithstanding the foregoing, interest and late charge shall not apply to one late payment per year during the initial Term.

14.4.  DEFAULT BY LANDLORD. Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform the obligation within 30 days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord’s obligation is such that more than 30 days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the 30 day period and thereafter diligently pursues the cure to completion.

14.5.  EXPENSES AND LEGAL FEES. Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover as a part of the action its reasonable attorneys’ fees, and all other reasonable costs. The prevailing party for the purpose of this paragraph shall be determined by the trier of the facts.

14.6.   JUDICIAL REFERENCE/ WAIVER OF JURY TRIAL. Landlord and Tenant agree that any disputes arising in connection with this Lease (including but not limited to a determination of any and all of the issues in such dispute, whether of fact or of law) shall be resolved (and a decision shall be rendered) by way of a general reference as provided for in Part 2, Title 8, Chapter 6 (§§ 638 et. seq.) of the California Code of Civil Procedure, or any successor California statute governing resolution of disputes by a court appointed referee. Nothing within this Section 14.6 shall apply to an unlawful detainer action. LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHT TO TRIAL BY JURY, AND, TO THE EXTENT PERMITTED BY LAW, EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE.

14.7.  SATISFACTION OF JUDGMENT. The obligations of Landlord do not constitute the personal obligations of the individual partners, trustees, directors, officers, members or shareholders of Landlord or its constituent partners or members. Should Tenant recover a money judgment against Landlord, such judgment shall be satisfied only from the interest of Landlord in the Project and out of the rent or other income from such property receivable by Landlord, and no action for any deficiency may be sought or obtained by Tenant.

ARTICLE 15. END OF TERM

15.1.  HOLDING OVER. If Tenant holds over for any period after the Expiration Date (or earlier termination of the Term), such tenancy shall constitute a tenancy at sufferance only and possession shall be subject to all of the terms of this Lease, except that the monthly rental shall be 150% of the total monthly rental for the month immediately preceding the date of termination. The acceptance by Landlord of monthly hold-over rental in a lesser amount shall not constitute a waiver of Landlord's right to recover the full amount due unless otherwise agreed in writing by Landlord. If Tenant fails to vacate the Premises within 15 days after Landlord notifies Tenant that Landlord has entered into a lease for the Premises or has received a bona fide offer to lease the Premises and that Landlord will be unable to deliver possession or perform improvements due to Tenant’s holdover, and if Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover, then Tenant shall be liable for all damages that Landlord suffers from the holdover. Tenant shall also indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant relating to such failure to surrender. The foregoing provisions of this Section 15.1 are in addition to and do not affect Landlord’s right of re-entry or any other rights of Landlord under this Lease or at law.

15.2.  SURRENDER OF PREMISES; REMOVAL OF PROPERTY. Upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as when received or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear, casualty, condemnation, and repairs which are Landlord’s obligation excepted, and shall remove or fund to Landlord the cost of removing all wallpapering, voice and/or data transmission cabling installed by or for Tenant and Required Removables, together with all personal property and debris, and shall perform all work required under Section 7.3 of this Lease. If Tenant shall fail to comply with the provisions of this Section 15.2, and remove any personal property within 20 days following the expiration or earlier termination of this Lease, such personal property shall be conclusively deemed to have been abandoned, then Landlord may effect the removal and/or make any repairs, without notice and without incurring any liability to Tenant, and the cost to Landlord shall be additional rent payable by Tenant upon demand. Tenant hereby waives all rights under and benefits of Section 1993.03 of the California Civil Code, or any similar or successor laws now or hereafter in effect and authorizes Landlord to dispose of any personal property remaining at the Premises following the expiration or earlier termination of this Lease without further notice to Tenant.

ARTICLE 16. PAYMENTS AND NOTICES

All sums payable by Tenant to Landlord shall be paid, without deduction or offset, except as otherwise provided in this Lease, in lawful money of the United States to Landlord at its address set forth in Item 12 of the Basic Lease Provisions, or at any other place as Landlord may designate in writing. Unless this Lease expressly provides otherwise, all payments shall be due and payable within 30 days after demand. All payments requiring proration shall be prorated on the basis of the number of days in the pertinent calendar month or year, as applicable. Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other may be delivered to the other party, at the address set forth in Item 12 of the Basic Lease Provisions, by personal service or by any courier or “overnight” express mailing service. Either party may, by written notice to the other, served in the manner provided in this Article, designate a different address. The refusal to accept delivery of a notice, or the inability to deliver the notice (whether due to a change of address for which notice was not duly given or other good reason), shall be deemed delivery and receipt of the notice as of the date of attempted delivery. If more than one person or entity is named as Tenant under this Lease, service of any notice upon any one of them shall be deemed as service upon all of them.

ARTICLE 17. RULES AND REGULATIONS

Tenant agrees to comply with the Rules and Regulations attached as Exhibit E, and any reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted by Landlord from time to time (provided such rules and regulations adopted by Landlord after the date of this Lease shall not impose any additional unreasonable burdens or additional unreasonable liabilities on Tenant) by Landlord from time to time.

ARTICLE 18. BROKER’S COMMISSION

The parties recognize as the broker(s) who negotiated this Lease the firm(s) whose name(s) is (are) stated in Item 10 of the Basic Lease Provisions, and agree that Landlord shall be responsible for the payment of brokerage commissions to those broker(s) unless otherwise provided in this Lease. Tenant agrees to indemnify and hold Landlord harmless from any cost, expense or liability (including reasonable attorneys’ fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by Tenant in connection with the negotiation of this Lease.

ARTICLE 19. TRANSFER OF LANDLORD’S INTEREST

Landlord shall have the right to transfer and assign, in whole or in part, all of its ownership interest, rights and obligations in the Building, Project or Lease, including the Security Deposit, and upon transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations and the return of any Security Deposit, and further provided that any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease either by contractual obligation, assumption agreement or by operation of law.

ARTICLE 20. INTERPRETATION

20.1.    JOINT AND SEVERAL LIABILITY. If more than one person or entity is named as Tenant, the obligations imposed upon each shall be joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease.

20.2.    SUCCESSORS. Subject to Sections 13.1 and 22.3 and to Articles 9 and 19 of this Lease, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns.

20.3.    TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

20.4.    CONTROLLING LAW. This Lease shall be governed by and interpreted in accordance with the laws of the State of California.

20.5.    SEVERABILITY. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

20.6.    WAIVER. One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition. Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of that party’s consent to any subsequent act. No breach of this Lease shall be deemed to have been waived unless the waiver is in a writing signed by the waiving party.

20.7.    INABILITY TO PERFORM. In the event that either party shall be delayed or hindered in or prevented from the performance of any work or in performing any act required under this Lease by reason of any cause beyond the reasonable control of that party, then the performance of the work or the doing of the act shall be excused for the period of the delay and the time for performance shall be extended for a period equivalent to the period of the delay. The provisions of this Section 20.7 shall not operate to excuse Tenant from the prompt payment of Rent.

20.8.    ENTIRE AGREEMENT. This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises. This Lease may be modified only by a written agreement signed by Landlord and Tenant.

20.9.   QUIET ENJOYMENT. Upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed, and subject to the other provisions of this Lease, Tenant shall have the right of quiet enjoyment and use of the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.

20.10.  SURVIVAL. All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.

ARTICLE 21. EXECUTION

21.1.    COUNTERPARTS; DIGITAL SIGNATURES. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement. The parties agree to accept a digital image (including but not limited to an image in the form of a PDF, JPEG, GIF file, or other e-signature) of this Lease, if applicable, reflecting the execution of one or both of the parties, as a true and correct original.

21.2.    CORPORATE AND PARTNERSHIP AUTHORITY. Tenant represents and warrants to Landlord, and agrees, that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant.

21.3.    EXECUTION OF LEASE; NO OPTION OR OFFER. The submission of this Lease to Tenant shall be for examination purposes only, and shall not constitute an offer to or option for Tenant to lease the Premises. Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant, it being intended that this Lease shall only become effective upon execution by Landlord and delivery of a fully executed counterpart to Tenant.

21.4.    BROKER DISCLOSURE. By the execution of this Lease, each of Landlord and Tenant hereby acknowledge and confirm (a) receipt of a copy of a Disclosure Regarding Real Estate Agency Relationship conforming to the requirements of California Civil Code 2079.16, and (b) the agency relationships specified in Item 10 of the Basic Lease Provisions, which acknowledgement and confirmation is expressly made for the benefit of Tenant’s Broker identified in Item 10 of the Basic Lease Provisions. If there is no Tenant’s Broker so identified in Item 10 of the Basic Lease Provisions, then such acknowledgement and confirmation is expressly made for the benefit of Landlord’s Broker. By the execution of this Lease, Landlord and Tenant are executing the confirmation of the agency relationships set forth in Item 10 of the Basic Lease Provisions.

ARTICLE 22. MISCELLANEOUS

22.1.    NONDISCLOSURE OF LEASE TERMS. Except to the extent disclosure is required by law, Tenant shall keep the content of this Lease and any related documents confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal and space-planning consultants, provided, however, that Tenant may disclose the terms to prospective acquirers, investors, subtenants or assignees under this Lease or pursuant to legal requirement.

22.2.    TENANT’S FINANCIAL STATEMENTS. The application, financial statements and tax returns, if any, submitted and certified to by Tenant as an accurate representation of its financial condition have been prepared, certified and submitted to Landlord as an inducement and consideration to Landlord to enter into this Lease. Tenant shall during the Term furnish Landlord with current annual financial statements accurately reflecting Tenant’s financial condition upon written request from Landlord within 10 days following Landlord’s request; provided, however, that so long as Tenant is a publicly traded corporation on a nationally recognized stock exchange, the foregoing obligation to deliver the statements shall be waived.

22.3.    MORTGAGEE PROTECTION. No act or failure to act on the part of Landlord which would otherwise entitle Tenant to be relieved of its obligations hereunder or to terminate this Lease shall result in such a release or termination unless (a) Tenant has given notice by registered or certified mail to any Mortgagee of a Mortgage covering the Building whose address has been furnished to Tenant and (b) such Mortgagee is afforded a reasonable opportunity to cure the default by Landlord. Tenant shall comply with any written directions by any Mortgagee to pay Rent due hereunder directly to such Mortgagee without determining whether a default exists under such Mortgagee’s Mortgage.

22.4.    SDN LIST. Tenant hereby represents and warrants that neither Tenant nor any officer, director, employee, partner, member or other principal of Tenant (collectively, “Tenant Parties”) is listed as a Specially Designated National and Blocked Person (“SDN”) on the list of such persons and entities issued by the U.S. Treasury Office of Foreign Assets Control (OFAC). In the event Tenant or any Tenant Party is or becomes listed as an SDN, Tenant shall be deemed in breach of this Lease and Landlord shall have the right to terminate this Lease immediately upon written notice to Tenant.

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

LANDLORD: THE IRVINE COMPANY LLC, a Delaware limited liability company	TENANT: BIOCARDIA, INC., a Delaware corporation

By:		By:
	Steven M. Case Executive Vice President, Leasing & Marketing Office Properties		Peter Altman President & CEO

By:
Holly McManus Vice President, Operations Office Properties

EXHIBIT A

DESCRIPTION OF PREMISES

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EXHIBIT B

OPERATING EXPENSES

(Net)

(a)    From and after the Commencement Date, Tenant shall pay to Landlord, as additional rent, Tenant’s Share of all Operating Expenses, as defined in Section (f) below, incurred by Landlord in the operation of the Building and the Project. The term “Tenant’s Share” means that portion of any Operating Expenses determined by multiplying the cost of such item by a fraction, the numerator of which is the Floor Area of Premises and the denominator of which is the total rentable square footage, as reasonably determined from time to time by Landlord, of (i) the Building, for expenses reasonably determined by Landlord to benefit or relate substantially to the Building rather than the entire Project, and (ii) all or some of the buildings in the Project, for expenses reasonably determined by Landlord to benefit or relate substantially to all or some of the buildings in the Project rather than any specific building. Landlord reserves the right to allocate to the entire Project any Operating Expenses which may benefit or substantially relate to a particular building within the Project in order to maintain greater consistency of Operating Expenses among buildings within the Project. In the event that Landlord determines that the Premises or the Building incur a non-proportional benefit from any expense, or is the non-proportional cause of any such expense, Landlord may allocate a greater percentage of such Operating Expense to the Premises or the Building. In the event that any management and/or overhead fee payable or imposed by Landlord for the management of Tenant’s Premises is calculated as a percentage of the rent payable by Tenant and other tenants of Landlord, then the full amount of such management and/or overhead fee which is attributable to the rent paid by Tenant shall be additional rent payable by Tenant, in full, provided, however, that Landlord may elect to include such full amount as part of Tenant’s Share of Operating Expenses.

(b)    Commencing prior to the start of the first full “Expense Recovery Period” of the Lease (as defined in Item 7 of the Basic Lease Provisions), and prior to the start of each full or partial Expense Recovery Period thereafter, Landlord shall give Tenant a written estimate of the amount of Tenant’s Share of Operating Expenses for the applicable Expense Recovery Period. Tenant shall pay the estimated amounts to Landlord in equal monthly installments, in advance, concurrently with payments of Basic Rent. If Landlord has not furnished its written estimate for any Expense Recovery Period by the time set forth above, Tenant shall continue to pay monthly the estimated Tenant’s Share of Operating Expenses in effect during the prior Expense Recovery Period; provided that when the new estimate is delivered to Tenant, Tenant shall, at the next monthly payment date, pay any accrued estimated Tenant’s Share of Operating Expenses based upon the new estimate. Landlord may from time to time change the Expense Recovery Period to reflect a calendar year or a new fiscal year of Landlord, as applicable, in which event Tenant’s Share of Operating Expenses shall be equitably prorated for any partial year.

(c)    Within 180 days after the end of each Expense Recovery Period, Landlord shall furnish to Tenant a statement (a “Reconciliation Statement”) showing in reasonable detail the actual or prorated Tenant’s Share of Operating Expenses incurred by Landlord during such Expense Recovery Period, and the parties shall within 30 days thereafter make any payment or allowance necessary to adjust Tenant’s estimated payments of Tenant’s Share of Operating Expenses, if any, to the actual Tenant’s Share of Operating Expenses as shown by the Reconciliation Statement. Any delay or failure by Landlord in delivering any Reconciliation Statement shall not constitute a waiver of Landlord’s right to require Tenant to pay Tenant’s Share of Operating Expenses pursuant hereto. Any amount due Tenant shall be credited against installments next coming due under this Exhibit B, and any deficiency shall be paid by Tenant together with the next installment. Should Tenant fail to object in writing to Landlord’s determination of Tenant’s Share of Operating Expenses within 90 days following delivery of Landlord’s Reconciliation Statement, Landlord’s determination of Tenant’s Share of Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on Tenant for all purposes and any future claims by Tenant to the contrary shall be barred. If Tenant has any question in good faith regarding a particular item of expense(s), then Landlord shall cooperate with Tenant to make reasonable supporting information available.

(d)    Even though this Lease has terminated and the Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Operating Expenses for the Expense Recovery Period in which this Lease terminates, Tenant shall within 30 days of written notice pay the entire increase over the estimated Tenant’s Share of Operating Expenses already paid. Conversely, any overpayment by Tenant shall be rebated by Landlord to Tenant not later than 30 days after such final determination.

(e)    If, at any time during any Expense Recovery Period, any one or more of the Operating Expenses are increased to a rate(s) or amount(s) in excess of the rate(s) or amount(s) used in calculating the estimated Tenant’s Share of Operating Expenses for the year, then the estimate of Tenant’s Share of Operating Expenses may be increased by written notice from Landlord for the month in which such rate(s) or amount(s) becomes effective and for all succeeding months by an amount equal to the estimated amount of Tenant’s Share of the increase. Landlord shall give Tenant written notice of the amount or estimated amount of the increase, the month in which the increase will become effective, Tenant’s Share thereof and the months for which the payments are due. Tenant shall pay the increase to Landlord as part of the Tenant’s monthly payments of estimated expenses as provided in paragraph (b) above, commencing with the month in which effective.

(f)    The term “Operating Expenses” shall mean and include all Project Costs, as defined in Section (g) below, and Property Taxes, as defined in Section (h) below.

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(g)    The term “Project Costs” shall mean all expenses of operation, management, repair, replacement and maintenance of the Building and the Project, including without limitation all Common Areas (as defined in Section 6.2 of the Lease), and shall include the following charges by way of illustration but not limitation: water and sewer charges; insurance premiums, deductibles, or reasonable premium equivalents or deductible equivalents should Landlord elect to self insure any risk that Landlord is authorized to insure hereunder; license, permit, and inspection fees; light; power; window washing; trash pickup; janitorial services to any interior Common Areas; heating, ventilating and air conditioning; supplies; materials; equipment; tools; reasonable fees for consulting services; access control/security costs, inclusive of the reasonable cost of improvements made to enhance access control systems and procedures; establishment of reasonable reserves for replacement of the roof of the Building; costs incurred in connection with compliance with any laws or changes in laws applicable to the Building or the Project and imposed following the Commencement Date; the cost of any capital improvements or replacements (other than tenant improvements for specific tenants) to the extent of the amortized amount thereof over the useful life of such capital improvements or replacements (or, if such capital improvements or replacements are anticipated to achieve a cost savings as to the Operating Expenses, any shorter estimated period of time over which the cost of the capital improvements or replacements would be recovered from the estimated cost savings) calculated at a market cost of funds, all as determined by Landlord, for each year of useful life or shorter recovery period of such capital expenditure whether such capital expenditure occurs during or prior to the Term; provided that such capital expenditures shall be limited to (1) improvements which are reasonably intended to increase or enhance building security and/or safety (such as lighting, life/fire safety systems, etc.), (2) repairs or replacements of the Building structure, Building systems or Common Areas for functional (and not aesthetic) reasons, (3) improvements required to comply with any law or change in law becoming effective as to the Building after the Commencement Date; and/or (4) expenditures incurred as a cost or labor saving measure or to affect other economies in the operation or maintenance of the Building or the Common Areas (collectively, “Permitted Capital Items”); costs associated with the maintenance of an air conditioning, heating and ventilation service agreement, and maintenance of any communications or networked data transmission equipment, conduit, cabling, wiring and related telecommunications facilitating automation and control systems, remote telecommunication or data transmission infrastructure within the Building and/or the Project, and any other maintenance, repair and replacement costs associated with such infrastructure; capital costs associated with a requirement related to demands on utilities by Project tenants, including without limitation the cost to obtain additional voice, data and modem connections; labor; reasonably allocated wages and salaries, fringe benefits, and payroll taxes for administrative and other personnel directly applicable to the Building and/or Project, including both Landlord’s personnel and outside personnel; any expense incurred pursuant to Sections 6.1, 6.2, and 7.2 and Exhibits C and F of the Lease; and reasonable overhead and/or management fees for the professional operation of the Project. It is understood and agreed that Project Costs may include competitive charges for direct services (including, without limitation, management and/or operations services) provided by any subsidiary, division or affiliate of Landlord.

Notwithstanding the foregoing, in any given Expense Recovery Period earthquake insurance deductibles included in Project Costs shall be limited to an amount (the "Annual Limit") not to exceed 0.5% of the total insurable value of the Project per occurrence (provided, however, that, notwithstanding anything else herein to the contrary, if, for any occurrence, the earthquake insurance deductible exceeds the Annual Limit, then, after such deductible is included (up to the Annual Limit) in Project Costs for the applicable Expense Recovery Period, such excess may be included (up to the Annual Limit) in Project Costs for the immediately succeeding Expense Recovery Period, and any portion of such excess that is not so included in Project Costs for such immediately succeeding Expense Recovery Period may be included (up to the Annual Limit) in Project Costs for the next succeeding Expense Recovery Period, and so on with respect to each subsequent Expense Recovery Period; provided further, however, that in no event shall the portions of such deductible that are included in Project Costs for any one or more Expense Recovery Periods exceed, in the aggregate, 5.0% of the total insurable value of the Project).

(h)    The term “Property Taxes” shall include any form of federal, state, county or local government or municipal taxes, fees, charges or other impositions of every kind (whether general, special, ordinary or extraordinary) related to the ownership, leasing or operation of the Premises, Building or Project, including without limitation, the following: (i) all real estate taxes or personal property taxes levied against the Premises, the Building or Project, as such property taxes may be reassessed from time to time; and (ii) other taxes, charges and assessments which are levied with respect to this Lease or to the Building and/or the Project, and any improvements, fixtures and equipment and other property of Landlord located in the Building and/or the Project, (iii) all assessments and fees for public improvements, services, and facilities and impacts thereon, including without limitation arising out of any Community Facilities Districts, “Mello Roos” districts, similar assessment districts, and any traffic impact mitigation assessments or fees; (iv) any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, and (v) taxes based on the receipt of rent (including gross receipts or sales taxes applicable to the receipt of rent), and (vi) costs and expenses incurred in contesting the amount or validity of any Property Tax by appropriate proceedings. Notwithstanding the foregoing, general net income or franchise taxes imposed against Landlord shall be excluded.

(i)     Notwithstanding the foregoing, Operating Expenses shall exclude the following:

(1)    Any ground lease rental;

(2)    Costs incurred by Landlord with respect to goods and services (including utilities sold and supplied to tenants and occupants of the Building) to the extent that Landlord is reimbursed for such costs other than through the Operating Expense pass-through provisions of such tenants' lease;

(3)    Costs incurred by Landlord for repairs, replacements and/or restoration to or of the Building to the extent that Landlord is reimbursed by insurance or condemnation proceeds or by tenants (other than through Operating Expense pass-throughs), warrantors or other third persons;

(4)    Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for other tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;

(5)    Costs arising from Landlord's charitable or political contributions;

(6)    Attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Building, except those attorneys' fees and other costs and expenses incurred in connection with negotiations, disputes or claims relating to items of Operating Expenses, enforcement of rules and regulations of the Building and such other matters relating to the maintenance of standards required of Landlord under this Lease;

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(7)    Capital expenditures as determined in accordance with generally accepted accounting principles, consistently applied, and as generally practiced in the real estate industry (“GAAP”), except for Permitted Capital Items;

(8)    Brokers commissions, finders' fees, attorneys' fees, entertainment and travel expenses and other costs incurred by Landlord in leasing or attempting to lease space in the Building;

(9)    Expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Building;

(10) Costs incurred by Landlord due to the violation by Landlord of any law, code, regulation, or ordinance;

(11)  Overhead and profit increments paid to subsidiaries or affiliates of Landlord for services provided to the Building to the extent the same exceeds the costs that would generally be charged for such services if rendered on a competitive basis (based upon a standard of similar office buildings in the general market area of the Premises) by unaffiliated third parties capable of providing such service;

(12)  Interest on debt or amortization on any mortgage or mortgages encumbering the Building;

(13)  Landlord's general corporate overhead, except as it relates to the specific management, operation, repair, replacement and maintenance of the Building or Project;

(14)  Costs of installing the initial landscaping and the initial sculpture, paintings and objects of art for the Building and Project;

(15)  Advertising expenditures;

(16)  Any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(17)    Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of the operation, management, repair, replacement and maintenance of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants;

(18)    The wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-à-vis time spent on matters unrelated to operating and managing the Project; provided that in no event shall Project Costs include wages and/or benefits attributable to personnel above the level of portfolio property manager or chief engineer;

(19)    Costs incurred by Landlord for improvements or replacements (including structural additions), repairs, equipment and tools which are of a “capital” nature and/or which are considered “capital” improvements or replacements under GAAP, except for Permitted Capital Items;

(20)    Legal fees and costs, settlements, judgments or awards paid or incurred because of disputes between Landlord and other tenants or prospective occupants or prospective tenants/occupants or providers of goods and services to the Project;

(21)    Earthquake insurance premiums unless such costs are included in the Building Cost Base or unless the Building Cost Base is thereupon "grossed up" to reflect the first year's cost;

(22)    Reserves of any kind, but specifically excluding reserves for the roof of the Building as provided in (g) above;

(23)   Costs occasioned by casualty or condemnation;

(24)    Costs incurred to remove, remedy, contain, or treat any hazardous material, which hazardous material is brought onto the Project (A) before the date of this Lease, or (B) after the date hereof by Landlord or any other tenant of the Project or any other person other than Tenant, its employees, agents, licensees, subtenants or invitees, and is of such a nature, at that time, that a federal, state or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then exists on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; and

(25)    Costs to correct any latent defects in the construction of the Project or to comply with any violation or non-compliance with any covenant, condition, restriction, underwriter’s requirement, or law applicable to the Project on the Commencement Date.

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EXHIBIT C

UTILITIES AND SERVICES

Tenant shall be responsible for and shall pay promptly, directly to the appropriate supplier, all charges for electricity metered to the Premises, telephone, telecommunications service, janitorial service, interior maintenance and all other utilities, materials and services furnished directly to Tenant or the Premises or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon. Landlord shall make a reasonable determination of Tenant’s proportionate share of the cost of water, gas, sewer, refuse pickup and any other utilities and services that are not separately metered to the Premises and services, and Tenant shall pay such amount to Landlord, as an item of additional rent, within 30 days after delivery of Landlord’s statement or invoice therefor. Alternatively, Landlord may elect to include such cost in the definition of Project Costs in which event Tenant shall pay Tenant’s proportionate share of such costs in the manner set forth in Section 4.2. Tenant shall have the exclusive control over all HVAC units servicing the space and may run such units, without additional charge, at all times required in connection with the Permitted Use.

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EXHIBIT D

TENANT’S INSURANCE

The following requirements for Tenant’s insurance shall be in effect during the Term, and Tenant shall also cause any subtenant to comply with the requirements. Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions to these requirements.

1.    Tenant shall maintain, at its sole cost and expense, during the entire Term: (i) commercial general liability insurance with respect to the Premises and the operations of Tenant in, on or about the Premises, on a policy form that is at least as broad as Insurance Service Office (ISO) CGL 00 01 (if alcoholic beverages are sold on the Premises, liquor liability shall be explicitly covered), which policy(ies) shall be written on an “occurrence” basis and for not less than $2,000,000 combined single limit per occurrence for bodily injury, death, and property damage liability; (ii) workers’ compensation insurance coverage as required by law, together with employers’ liability insurance coverage of at least $1,000,000 each accident and each disease; (iii) with respect to Alterations constructed by Tenant under this Lease, builder’s risk insurance, in an amount equal to the replacement cost of the work; and (iv) insurance against fire, vandalism, malicious mischief and such other additional perils as may be included in a standard “special form” policy, insuring all Alterations constructed by Tenant, trade fixtures, furnishings, equipment and items of personal property in the Premises, in an amount equal to not less than 90% of their replacement cost (with replacement cost endorsement), which policy shall also include business interruption coverage in an amount sufficient to cover 1 year of loss. In no event shall the limits of any policy be considered as limiting the liability of Tenant under this Lease.

2.    All policies of insurance required to be carried by Tenant pursuant to this Exhibit D shall be written by insurance companies authorized to do business in the State of California and with a general policyholder rating of not less than “A-” and financial rating of not less than “VIII” in the most current Best’s Insurance Report. The deductible or other retained limit under any policy carried by Tenant shall be commercially reasonable, and Tenant shall be responsible for payment of such deductible or retained limit with waiver of subrogation in favor of Landlord. Any insurance required of Tenant may be furnished by Tenant under any blanket policy carried by it or under a separate policy. A certificate of insurance, certifying that the policy has been issued, provides the coverage required by this Exhibit and contains the required provisions, together with endorsements acceptable to Landlord evidencing the waiver of subrogation and additional insured provisions required below, shall be delivered to Landlord prior to the date Tenant is given the right of possession of the Premises. Proper evidence of the renewal of any insurance coverage shall also be delivered to Landlord not less than 10 business days prior to the expiration of the coverage. In the event of a loss covered by any policy under which Landlord is an additional insured, Landlord shall be entitled to review a copy of such policy.

3.    Tenant’s commercial general liability insurance shall contain a provision that the policy shall be primary to and noncontributory with any policies carried by Landlord, together with a provision including Landlord and any other parties in interest designated by Landlord as additional insureds. Tenant’s policies described in Subsections 1 (ii), (iii) and (iv) above shall each contain a waiver by the insurer of any right to subrogation against Landlord, its agents, employees, contractors and representatives. Tenant also waives its right of recovery for any deductible or retained limit under same policies enumerated above. Tenant will not cancel or change the coverage provided by the policy without first giving Landlord 30 days’ prior written notice. Tenant shall also name Landlord as an additional insured on any excess or umbrella liability insurance policy carried by Tenant.

NOTICE TO TENANT: IN ACCORDANCE WITH THE TERMS OF THIS LEASE, TENANT MUST PROVIDE EVIDENCE OF THE REQUIRED INSURANCE TO LANDLORD’S MANAGEMENT AGENT PRIOR TO BEING AFFORDED ACCESS TO THE PREMISES.

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EXHIBIT E

RULES AND REGULATIONS

The following Rules and Regulations shall be in effect at the Building. Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions at any time. In the case of any conflict between these regulations and the Lease, the Lease shall be controlling.

1.    The sidewalks, halls, passages, elevators, stairways, and other common areas shall not be obstructed by Tenant or used by it for storage, for depositing items, or for any purpose other than for ingress to and egress from the Premises. Should Tenant have access to any balcony or patio area, Tenant shall not place any furniture other personal property in such area without the prior written approval of Landlord.

2.    Neither Tenant nor any employee or contractor of Tenant shall go upon the roof of the Building without the prior written consent of Landlord.

3.    Tenant shall, at its expense, be required to utilize the third party contractor designated by Landlord for the Building to provide any telephone wiring services from the minimum point of entry of the telephone cable in the Building to the Premises.

4.    No antenna or satellite dish shall be installed by Tenant without the prior written agreement of Landlord.

5.    The sashes, sash doors, windows, glass lights, solar film and/or screen, and any lights or skylights that reflect or admit light into the halls or other places of the Building shall not be covered or obstructed. If Landlord, by a notice in writing to Tenant, shall object to any curtain, blind, tinting, shade or screen attached to, or hung in, or used in connection with, any window or door of the Premises, the use of that curtain, blind, tinting, shade or screen shall be immediately discontinued and removed by Tenant. Interior of the Premises visible from the exterior must be maintained in a visually professional manner and consistent with a first class office building. Tenant shall not place any unsightly items (as determined by Landlord in its reasonable discretion) along the exterior glass line of the Premises including, but not limited to, boxes, and electrical and data cords. No awnings shall be permitted on any part of the Premises.

6.    The installation and location of any unusually heavy equipment in the Premises, including without limitation file storage units, safes and electronic data processing equipment, shall require the prior written approval of Landlord. The moving of large or heavy objects shall occur only between those hours as may be designated by, and only upon previous notice to, Landlord. No freight, furniture or bulky matter of any description shall be received into or moved out of the lobby of the Building or carried in any elevator other than the freight elevator (if available) designated by Landlord unless approved in writing by Landlord.

7.    Any pipes or tubing used by Tenant to transmit water to an appliance or device in the Premises must be made of copper or stainless steel, and in no event shall plastic tubing be used for that purpose.

8.    Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Upon the termination of its tenancy, Tenant shall deliver to Landlord all the keys to offices, rooms and toilet rooms and all access cards which shall have been furnished to Tenant or which Tenant shall have had made.

9.    Tenant shall not install equipment requiring electrical or air conditioning service in excess of that to be provided by Landlord under the Lease without prior written approval from Landlord.

10.  Tenant shall not use space heaters within the Premises.

11.    Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything in the Premises, which shall in any way increase the insurance on the Building, or on the property kept in the Building, or interfere with the rights of other tenants, or conflict with any government rule or regulation.

12.    Tenant shall not use or keep any foul or noxious gas or substance in the Premises.

13.    Tenant shall not permit the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business with other tenants.

14.    Tenant shall not permit any pets or animals in or about the Building. Bona fide service animals are permitted provided such service animals are pre-approved by Landlord, remain under the direct control of the individual they serve at all times, and do not disturb or threaten others.

15.    Neither Tenant nor its employees, agents, contractors, invitees or licensees shall bring any firearm, whether loaded or unloaded, into the Project at any time.

16.    Smoking tobacco, including via personal vaporizers or other electronic cigarettes, anywhere within the Premises, Building or Project is strictly prohibited except that smoking tobacco may be permitted outside the Building and within the Project only in areas designated by Landlord. Smoking, vaping, distributing, growing or manufacturing marijuana or any marijuana derivative anywhere within the Premises, Building or Project is strictly prohibited.

17.    Tenant shall not install an aquarium of any size in the Premises unless otherwise approved by Landlord.

18.    Tenant shall not utilize any name selected by Landlord from time to time for the Building and/or the Project as any part of Tenant’s corporate or trade name. Landlord shall have the right to change the name, number or designation of the Building or Project without liability to Tenant. Tenant shall not use any picture of the Building in its advertising, stationery or in any other manner.

19.    Tenant shall, upon request by Landlord, supply Landlord with the names and telephone numbers of personnel designated by Tenant to be contacted on an after-hours basis should circumstances warrant.

20.    Landlord may from time to time grant tenants individual and temporary variances from these Rules, provided that any variance does not have a material adverse effect on the use and enjoyment of the Premises by Tenant.

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EXHIBIT F

PARKING

Tenant shall be entitled to the number of vehicle parking spaces set forth in Item 11 of the Basic Lease Provisions, which spaces shall be unreserved and unassigned, on those portions of the Common Areas designated by Landlord for parking. Tenant shall not use more parking spaces than such number. All parking spaces shall be used only for parking of vehicles no larger than full size passenger automobiles, sport utility vehicles or pickup trucks. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described above, then Landlord shall have the right, without notice, in addition to such other rights and remedies that Landlord may have, to remove or tow away the vehicle involved and charge the costs to Tenant. Parking within the Common Areas shall be limited to striped parking stalls, and no parking shall be permitted in any driveways, access ways or in any area which would prohibit or impede the free flow of traffic within the Common Areas. There shall be no parking of any vehicles for longer than a 48 hour period unless otherwise authorized by Landlord, and vehicles which have been abandoned or parked in violation of the terms hereof may be towed away at the owner’s expense. Nothing contained in this Lease shall be deemed to create liability upon Landlord for any damage to motor vehicles of visitors or employees, for any loss of property from within those motor vehicles, or for any injury to Tenant, its visitors or employees, unless ultimately determined to be caused by the sole negligence or willful misconduct of Landlord. Landlord shall have the right to establish, and from time to time amend, and to enforce against all users all reasonable rules and regulations (including the designation of areas for employee parking) that Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of parking within the Common Areas. Landlord shall have the right to construct, maintain and operate lighting facilities within the parking areas; to change the area, level, location and arrangement of the parking areas and improvements therein; to restrict parking by tenants, their officers, agents and employees to employee parking areas; and to do and perform such other acts in and to the parking areas and improvements therein as, in the use of good business judgment, Landlord shall determine to be advisable; provided, that, parking remains free of charge during the Term and any extension thereof and Tenant’s parking rights are not adversely affected as a result thereof.. Any person using the parking area shall observe all directional signs and arrows and any posted speed limits. In no event shall Tenant interfere with the use and enjoyment of the parking area by other tenants of the Project or their employees or invitees. Parking areas shall be used only for parking vehicles. Washing, waxing, cleaning or servicing of vehicles, or the storage of vehicles for longer than 48-hours, is prohibited unless otherwise authorized by Landlord. Tenant shall be liable for any damage to the parking areas caused by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees, including without limitation damage from excess oil leakage. Tenant shall have no right to install any fixtures, equipment or personal property in the parking areas. Tenant shall not assign or sublet any of the vehicle parking spaces, either voluntarily or by operation of law, without the prior written consent of Landlord, except in connection with an authorized assignment of this Lease or subletting of the Premises.

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EXHIBIT G

ADDITIONAL PROVISIONS

1. RIGHT TO EXTEND. Provided that Tenant is not in Default under any provision of this Lease at the time of exercise of the extension right granted herein, and provided further that Tenant is occupying the entire Premises and has not assigned or sublet any of its interest in this Lease (except in connection with a Permitted Transfer of this Lease to an Affiliate as described in Section 9.2 hereof), Tenant may extend the Term of this Lease for one period of 36 months. Tenant shall exercise its right to extend the Term by and only by delivering to Landlord, not less than 9 months nor more than 12 months prior to the expiration date of the Term, Tenant’s written notice of its irrevocable commitment to extend (the “Commitment Notice”). Should Tenant fail timely to deliver the Commitment Notice, then this extension right shall thereupon lapse and be of no further force or effect.

The Basic Rent payable under the Lease during the extension of the Term shall be at the prevailing market rental rate (including periodic adjustments) for comparable and similarly improved office space being leased by Landlord in the Building as of the commencement of the extension period, based on a reasonable extrapolation of Landlord’s then-current leasing rates (the “Prevailing Rate”). In the event that the parties are not able to agree on the Prevailing Rate within 120 days prior to the expiration date of the Term, then either party may elect, by written notice to the other party, to cause said rental, including subsequent adjustments, to be determined by appraisal as follows.

Within 10 days following receipt of such appraisal election, the parties shall attempt to agree on an appraiser to determine the Prevailing Rate. If the parties are unable to agree in that time, then each party shall designate an appraiser within 10 days thereafter. Should either party fail to so designate an appraiser within that time, then the appraiser designated by the other party shall determine the Prevailing Rate. Should each of the parties timely designate an appraiser, than the two appraisers so designated shall appoint a third appraiser who shall, acting alone, determine the fair market rental value of the Premises. Any appraiser designated hereunder shall have an M.A.I. certification or equivalent with not less than 5 years experience in the valuation of commercial office buildings in Santa Clara County, California.

Within 10 days following the selection of the appraiser, Landlord and Tenant shall each submit in writing to the appraiser its determination of the rental rate for the extension period (respectively, the “Landlord’s Determination” and the “Tenant’s Determination”). Should either party fail timely to submit its rental determination, then the determination of the other party shall be conclusive and binding on the parties. The appraiser shall not disclose to either party the rental determination of the other party until the expiration of that 10 day period or, if sooner, the appraiser’s receipt of both the Landlord’s Determination and the Tenant’s Determination.

Within 30 days following the selection of the appraiser and such appraiser’s receipt of the Landlord’s Determination and the Tenant’s Determination, the appraiser shall determine whether the rental rate determined by Landlord or by Tenant more accurately reflects Prevailing Rate for the Premises, as reasonably extrapolated to the commencement of the extension term. Accordingly, either the Landlord’s Determination or the Tenant’s Determination shall be selected by the appraiser as the fair market rental rate for the extension period. In determining such value, the appraiser shall first consider rental comparables for the Building and the Project, provided that if adequate comparables do not exist then the appraiser may consider transactions involving similarly improved space owned by Landlord or its affiliates in the vicinity with appropriate adjustments for differences in location and quality of project. In no event shall the appraiser attribute factors for market tenant improvement allowances or brokerage commissions to reduce said fair market rental. At any time before the decision of the appraiser is rendered, either party may, by written notice to the other party, accept the rental terms submitted by the other party, in which event such terms shall be deemed adopted as the agreed fair market rental. The fees of the appraiser(s) shall be shared equally by both parties.

Within 20 days after the determination of the Prevailing Rate, Landlord shall prepare a reasonably appropriate amendment to this Lease for the extension period and Tenant shall execute and return same to Landlord within 10 days. Should the Prevailing Rate not be established by the commencement of the extension period, then Tenant shall continue paying rent at the rate in effect during the last month of the initial Term, and a lump sum adjustment shall be made promptly upon the determination of such new rental.

If Tenant fails to timely comply with any of the provisions of this paragraph, Tenant’s right to extend the Term may, at Landlord’s election and in addition to any other remedies that may be available to Landlord, be extinguished, in which event the Lease shall automatically terminate as of the initial expiration date of the Term. Any attempt to assign or transfer any right or interest created by this Section to other than an Affiliate shall be void from its inception. Tenant shall have no other right to extend the Term beyond the single 36 month extension created by this Section. Unless agreed to in a writing signed by Landlord and Tenant, any extension of the Term, whether created by an amendment to this Lease or by a holdover of the Premises by Tenant, or otherwise, shall be deemed a part of, and not in addition to, any duly exercised extension period permitted by this paragraph. Time is specifically made of the essence in this Section.

Promptly following receipt of the Commitment Notice, Landlord shall prepare an appropriate amendment to the Lease memorializing the extension of the Term in accordance with the foregoing, and Tenant shall duly execute and return same to Landlord within 15 days. If Tenant fails timely to do so, then Landlord, at its sole discretion, may either enforce its rights under this Section or, upon written notice to Tenant, elect to cause Tenant’s right to extend to be extinguished, in which event this Lease shall terminate as of the originally scheduled date of expiration. Should Landlord elect the latter, then this Lease shall terminate upon the scheduled date of expiration and Tenant’s rights under this paragraph shall be of no further force or effect.

Any attempt to assign or transfer any right or interest created by this paragraph to other than an Affiliate shall be void from its inception. Tenant shall have no other right to extend the Term beyond the single 36 month extension created by this paragraph. Unless agreed to in a writing signed by Landlord and Tenant, any extension of the Term, whether created by an amendment to this Lease or by a holdover of the Premises by Tenant, or otherwise, shall be deemed a part of, and not in addition to, any duly exercised extension period permitted by this Section. Time is specifically made of the essence of this Section.

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EXHIBIT H

LANDLORD’S DISCLOSURES

Portions of the structures on the Premises may contain asbestos-containing materials. Accordingly, Tenant agrees that it will not make any repairs or alterations to the structures on the Premises: (a) without inquiring from Landlord whether Tenant’s planned repairs or alterations are likely to disturb asbestos-containing materials in the structures, and (b) if, in Landlord’s judgment, the planned repairs or alterations will disturb the asbestos-containing materials, not to proceed with such planned repairs or alterations without securing Landlord’s written prior consent, not to be unreasonably withheld, conditioned, or delayed.

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EXHIBIT I

FORM LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

ISSUE DATE:

ISSUING BANK:

SILICON VALLEY BANK

3003 TASMAN DRIVE

2ND FLOOR, MAIL SORT HF210

SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:

THE IRVINE COMPANY LLC

C/O IRVINE MANAGEMENT COMPANY

550 NEWPORT CENTER DRIVE

NEWPORT BEACH, CA 92660

ATTN: VP, COMMERCIAL PROPERTY ACCOUNTING

APPLICANT:

BIOCARDIA LIFESCIENCES, INC.

125 SHOREWAY RD STE B

SAN CARLOS, CA 94070

AMOUNT:         US $171,640.08 (ONE HUNDRED SEVENTY ONE THOUSAND SIX HUNDRED FORTY AND 08/100 U.S. DOLLARS)

EXPIRATION DATE:         ONE YEAR FROM LC ISSUANCE (WITH YEARLY AUTO-

EXTENSION AS SET FORTH BELOW)

LOCATION:         SANTA CLARA, CALIFORNIA

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF                     IN YOUR FAVOR AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “A” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1.	THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.
2.	BENEFICIARY’S SIGNED STATEMENT STATING AS FOLLOWS:

“THE “LANDLORD” UNDER THE LEASE PURSUANT TO WHICH THIS LETTER OF CREDIT WAS ISSUED IS AUTHORIZED TO DRAW UPON THIS LETTER OF CREDIT IN THE AMOUNT OF THE ACCOMPANYING DRAFT ACCORDING TO THE TERMS OF ITS LEASE AGREEMENT WITH                               AS “TENANT”.”

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

THIS ORIGINAL LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 30 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS (OR ANY OTHER ADDRESS INDICATED BY YOU, IN A WRITTEN NOTICE TO US THE RECEIPT OF WHICH WE HAVE ACKNOWLEDGED, AS THE ADDRESS TO WHICH WE SHOULD SEND SUCH NOTICE) THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND FEBRUARY 28, 2027 WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT. IN THE EVENT OF SUCH NOTICE OF NON-EXTENSION, YOU MAY DRAW HEREUNDER WITH A DRAFT STATED ABOVE AND ACCOMPANIED BY THIS ORIGINAL LETTER OF CREDIT AND AMENDMENT(S), IF ANY, ALONG WITH YOUR SIGNED STATEMENT STATING THAT YOU HAVE RECEIVED A NON-EXTENSION NOTICE FROM SILICON VALLEY BANK AND YOU HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT ACCEPTABLE TO YOU.

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT “B” DULY EXECUTED. APPLICANT SHALL PAY OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT.

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DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

DOCUMENTS MUST BE FORWARDED TO US BY OVERNIGHT DELIVERY SERVICE TO: SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA CA 95054, ATTN: GLOBAL TRADE FINANCE.

WE HEREBY AGREE WITH THE BENEFICIARY THAT DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED UPON PRESENTATION TO US ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT OR ANY AUTOMATICALLY EXTENDED EXPIRATION DATE.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

2

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

EXHIBIT A TO LETTER OF CREDIT

DATE:	REF. NO.

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF	US$

US DOLLARS

DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY LETTER OF CREDIT NUMBER NO. DATED

TO: SILICON VALLEY BANK
3003 TASMAN DRIVE
SANTA CLARA, CA 95054	(BENEFICIARY'S NAME)

Authorized Signature

GUIDELINES TO PREPARE THE DRAFT

1.	DATE: ISSUANCE DATE OF DRAFT.
2.	REF. NO.: BENEFICIARY'S REFERENCE NUMBER, IF ANY.
3.	PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).
4.	US$: AMOUNT OF DRAWING IN FIGURES.
5.	USDOLLARS: AMOUNT OF DRAWING IN WORDS.
6.	LETTER OF CREDIT NUMBER: SILICON VALLEY BANK'S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.
7.	DATED: ISSUANCE DATE OF THE STANDBY L/C.
8.	BENEFICIARY'S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.
9.	AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.

IF YOU HAVE QUESTIONS RELATED TO THIS STANDBY LETTER OF CREDIT PLEASE CONTACT US AT                                                             .

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EXHIBIT B TO LETTER OF CREDIT

TRANSFER FORM

DATE:

TO: SILICON VALLEY BANK 3003 TASMAN DRIVE SANTA CLARA, CA 95054 ATTN:GLOBAL TRADE FINANCE STANDBY LETTERS OF CREDIT	RE: IRREVOCABLE STANDBY LETTER OF CREDIT NO. ISSUED BY SILICON VALLEY BANK, SANTA CLARA L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SIGNATURE AUTHENTICATED

The names(s), title(s), and signature(s) conform to that/those on file	(BENEFICIARY’S NAME)
with us for the company and the signature(s) is/are authorized to	By:
execute this instrument.

(Name of Bank)	Printed Name:

(Address of Bank)	Title:

(City, State, Zip Code)

(Print Authorized Name and Title)

(Authorized Signature)

(Telephone Number)

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EXHIBIT J

SURVEY FORM

THE IRVINE COMPANY – INVESTMENT PROPERTIES GROUP

HAZARDOUS MATERIAL SURVEY FORM

The purpose of this form is to obtain information regarding the use of hazardous substances on Investment Properties Group (“IPG”) property. Prospective tenants and contractors should answer the questions in light of their proposed activities on the premises. Existing tenants and contractors should answer the questions as they relate to ongoing activities on the premises and should update any information previously submitted.

If additional space is needed to answer the questions, you may attach separate sheets of paper to this form. When completed, the form should be sent to the following address:

THE IRVINE COMPANY MANAGEMENT OFFICE

111 Innovation Drive

Irvine, CA 92617

Your cooperation in this matter is appreciated. If you have any questions, please call your property manager at (949) 720-4400 for assistance.

1.	GENERAL INFORMATION.

Name of Responding Company:
Check all that apply:	Tenant ( ) Contractor ( )
Prospective ( ) Existing ( )

Mailing Address:
Contact person & Title:
Telephone Number:	( )

Current TIC Tenant(s):

Address of Lease Premises:
Length of Lease or Contract Term

Prospective TIC Tenant(s):

Address of Leased Premises:
Address of Current Operations:

Describe the proposed operations to take place on the property, including principal products manufactured or services to be conducted. Existing tenants and contractors should describe any proposed changes to ongoing operations.

2.

HAZARDOUS MATERIALS. For the purposes of this Survey Form, the term “hazardous material” means any raw material, product or agent considered hazardous under any state or federal law. The term does not include wastes which are intended to be discarded.

2.1	Will any hazardous materials be used or stored on site?

Chemical Products	Yes ( ) No ( )
Biological Hazards/Infectious Wastes	Yes ( ) No ( )
Radioactive Materials	Yes ( ) No ( )
Petroleum Products	Yes ( ) No ( )

2.2	List any hazardous materials to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g., bottles in storage closet on the premises).

Hazardous Materials	Location and Method of Storage	Quantity

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2.3	Is any underground storage of hazardous materials proposed or currently conducted on the premises?
Yes ( ) No ( )

If yes, describe the materials to be stored, and the size and construction of the tank. Attach copies of any permits obtained for the underground storage of such substances.

3.

HAZARDOUS WASTE. For the purposes of this Survey Form, the term “hazardous waste” means any waste (including biological, infectious or radioactive waste) considered hazardous under any state or federal law, and which is intended to be discarded.

3.1	List any hazardous waste generated or to be generated on the premises, and indicate the quantity generated on a monthly basis.

Hazardous Materials	Location and Method of Storage	Quantity

3.2	Describe the method(s) of disposal (including recycling) for each waste. Indicate where and how often disposal will take place.

Hazardous Materials	Location and Method of Storage	Quantity

3.3	Is any treatment or processing of hazardous, infectious or radioactive wastes currently conducted or proposed to be conducted on the premises?
Yes ( ) No ( )

If so, please describe any existing or proposed treatment methods.

3.4	Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations on the premises.

4.	SPILLS

4.1	During the past year, have any spills or releases of hazardous materials occurred on the premises?
Yes ( ) No ( )

If so, please describe the spill and attach the results of any testing conducted to determine the extent of such spills.

4.2	Were any agencies notified in connection with such spills?
Yes ( ) No ( )

If so, attach copies of any spill reports or other correspondence with regulatory agencies.

4.3	Were any clean-up actions undertaken in connection with the spills?
Yes ( ) No ( )

If so, briefly describe the actions taken. Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work.

5.	WASTEWATER TREATMENT/DISCHARGE

5.1	Do you discharge industrial wastewater to:
storm drain? sewer? surface water? no industrial discharge

2

5.2	Is your industrial wastewater treated before discharge?
Yes ( ) No ( )

If yes, describe the type of treatment conducted.

5.3	Attach copies of any wastewater discharge permits issued to your company with respect to its operations on the premises.

6.	AIR DISCHARGES.

6.1	Do you have any air filtration systems or stacks that discharge into the air?
Yes ( ) No ( )

6.2	Do you operate any equipment that requires air emissions permits?
Yes ( ) No ( )

6.3	Attach copies of any air discharge permits pertaining to these operations.

7.	HAZARDOUS MATERIALS DISCLOSURES.

7.1	Does your company handle an aggregate of at least 500 pounds, 55 gallons or 200 cubic feet of hazardous material at any given time?
Yes ( ) No ( )

7.2	Has your company prepared a Hazardous Materials Disclosure – Chemical Inventory and Business Emergency Plan or similar disclosure document pursuant to state or county requirements?
Yes ( ) No ( )

If so, attach a copy.

7.3	Are any of the chemicals used in your operations regulated under Proposition 65?
Yes ( ) No ( )

If so, describe the procedures followed to comply with these requirements.

7.4	Is your company subject to OSHA Hazard Communication Standard Requirements?
Yes ( ) No ( )

If so, describe the procedures followed to comply with these requirements.

8.	ANIMAL TESTING.

8.1	Does your company bring or intend to bring live animals onto the premises for research or development purposes?
Yes ( ) No ( )

If so, describe the activity.

8.2	Does your company bring or intend to bring animal body parts or bodily fluids onto the premises for research or development purposes?
Yes ( ) No ( )

If so, describe the activity.

9.	ENFORCEMENT ACTIONS, COMPLAINTS.

9.1	Has your company ever been subject to any agency enforcement actions, administrative orders, lawsuits, or consent orders/decrees regarding environmental compliance or health and safety?
Yes ( ) No ( )

If so, describe the actions and any continuing obligations imposed as a result of these actions.

9.2	Has your company ever received any request for information, notice of violation or demand letter, complaint, or inquiry regarding environmental compliance or health and safety?
Yes ( ) No ( )

9.3	Has an environmental audit ever been conducted which concerned operations or activities on premises occupied by you?
Yes ( ) No ( )

9.4	If you answered “yes” to any questions in this section, describe the environmental action or complaint and any continuing compliance obligation imposed as a result of the same.

By:
Name:
Title:
Date:

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EXHIBIT X

WORK LETTER

DOLLAR ALLOWANCE

[SECOND GENERATION SPACE]

The Tenant Improvement work (herein “Tenant Improvements”) shall consist of any work required to complete the Premises pursuant to plans and specifications approved by both Landlord and Tenant. All of the Tenant Improvement work shall be performed by a contractor engaged by Landlord. Landlord may require that the drywall, framing and acoustical ceiling subtrades be union contractors. The work shall be undertaken in accordance with the procedures and requirements set forth below.

I.	ARCHITECTURAL AND CONSTRUCTION PROCEDURES

A.

Tenant has approved the space plan (“Preliminary Plan”) for the Premises prepared by HTK Studio (“Landlord’s Architect”), dated November 10, 2021. “Landlord’s Contractor” shall be the contractor selected by Landlord to complete the Tenant Improvements.

B.

On or before the date that is five (5) business days of Landlord’s written request, Tenant shall provide in writing to Landlord or Landlord’s Architect all specifications and information requested by Landlord for the preparation of final construction documents and costing, including without limitation Tenant’s final selection of wall and floor finishes, complete specifications and locations (including load and HVAC requirements) of Tenant’s equipment, and details of all other non-building standard improvements to be installed in the Premises (collectively, “Programming Information”). Tenant’s failure to provide the Programming Information the date specified above shall constitute a Tenant Delay for purposes of this Lease. Tenant understands that final construction documents for the Tenant Improvements shall be predicated on the Programming Information, and accordingly that such information must be accurate and complete.

C.

Promptly following receipt of Tenant’s Programming Information, Landlord’s Architect and engineers shall prepare and deliver to the parties working drawings and specifications (“Working Drawings and Specifications”), and Landlord’s Contractor shall prepare a final construction cost estimate (“Final Cost Estimate”) for the Tenant Improvements in conformity with the Working Drawings and Specifications. Tenant shall have 5 business days from the receipt thereof to approve or disapprove the Working Drawings and Specifications and the Final Cost Estimate, and any disapproval or requested modification shall be limited to items not contained in the approved Preliminary Plan or Preliminary Cost Estimate. In no event shall Tenant disapprove the Final Cost Estimate if it does not exceed the approved Preliminary Cost Estimate. Should Tenant disapprove the Working Drawings and Specifications and the Final Cost Estimate, such disapproval shall be accompanied by a detailed list of revisions. Any revision requested by Tenant and accepted by Landlord shall be incorporated by Landlord’s Architect into a revised set of Working Drawings and Specifications and Final Cost Estimate, and Tenant shall approve same in writing within 3 business days of receipt without further revision. Tenant’s failure to comply in a timely manner with any of the requirements of this paragraph shall constitute a Tenant Delay.

D.

It is understood that the Working Drawings and Specifications, together with any Changes thereto, shall be subject to the prior approval of Landlord. Landlord shall identify any disapproved items within 3 business days (or 2 business days in the case of Changes) after receipt of the applicable document. Should Landlord approve work that would necessitate any ancillary Building modification or other expenditure by Landlord, then except to the extent of any remaining balance of the “Landlord Contribution” or “Landlord’s Amortizing Contribution” (if applicable,) as such terms are described below, Tenant shall, in addition to its other obligations herein, promptly fund the cost thereof to Landlord. Landlord’s approval of the Working Drawings and Specifications or any Changes thereto shall not be unreasonably withheld, conditioned or delayed, except if the same are incomplete in any material respect or a Design Problem exists (collectively, “Landlord's Consent Standard”). A “Design Problem” is defined as, and will be deemed to exist with respect to any improvements that may (i) affect the exterior appearance of the Building; (ii) affect the Building structure or adversely affect the Building systems; (iii) fail to comply with applicable laws and applicable building codes (“Code”) or would cause any other portion of the Project to fail to comply with applicable laws or code, (iv) jeopardize the LEED certification for the Project, if any, (v) vitiate or otherwise negatively affect any warranty, guaranty, or insurance maintained by Landlord, (vi) materially increase Landlord's repair or maintenance obligations pursuant to this Lease, (vii) be unusually difficult or expensive to remove or not be readily usable for typical office use by a future tenant, (viii) interfere with any other tenant or occupant of the Project, (ix) affect the certificate of occupancy or its legal equivalent for the Building or any portion thereof, or (xi) fail to adhere to any of Landlord's mandatory Building standard requirements or minimum quality standards.

E.

In the event that Tenant requests in writing a revision in the approved Working Drawings and Specifications (“Change”), then provided such Change is acceptable to Landlord, Landlord shall advise Tenant by written change order as soon as is practical of any increase in the Completion Cost and/or any Tenant Delay such Change would cause. Tenant shall approve or disapprove such change order in writing within 3 business days following its receipt from Landlord. Tenant’s approval of a Change shall be accompanied by Tenant’s payment of any resulting increase in the Completion Cost to the extent the Completion Cost would then exceed any unutilized portion of the Landlord Contribution or Landlord’s Amortizing Contribution (as defined below), if applicable. It is understood that Landlord shall have no obligation to interrupt or modify the Tenant Improvement work pending Tenant’s approval of a change order.

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F.

Notwithstanding any provision in the Lease to the contrary, if Tenant fails to comply with any of the time periods specified in this Work Letter, fails otherwise to approve or reasonably disapprove any submittal within 3 business days, fails to provide all of the Programming Information requested by Landlord within the time provided herein, fails to approve in writing the Working Drawings and Specifications within the time provided herein, requests any Changes fails to make timely payment of any sum due hereunder, furnishes inaccurate or erroneous specifications or other information, or otherwise delays in any manner the completion of the Tenant Improvements (including without limitation by specifying materials that are not readily available) or the issuance of an occupancy certificate (any of the foregoing being referred to in this Lease as “Tenant Delay”), then, subject to the Landlord Contribution, Tenant shall bear any resulting additional construction cost or other expenses, and the Commencement Date shall be deemed to have occurred for all purposes, including Tenant’s obligation to pay Rent, as of the date Landlord reasonably determines that it would have been able to deliver the Premises to Tenant ready for occupancy but for the collective Tenant Delays. Notwithstanding the foregoing, except for failure to meet specified time deadlines or Tenant’s providing inaccurate or erroneous specifications or other information, and except for Tenant Delays specified in Landlord’s response to Changes accepted by Tenant, a Tenant Delay shall not be deemed to have occurred unless Landlord has provided notice (which may be by electronic mail to Tenant’s Representative notwithstanding any notice provisions or requirements in the Lease to the contrary) to Tenant specifying that a Tenant Delay shall be deemed to have occurred because of actions, inaction or circumstances specified in the notice in reasonable detail. If such actions, inaction or circumstances are not cured by Tenant within 1 business day after receipt of such notice (“Count Date”), and if such actions, inaction or circumstances otherwise qualify as a Tenant Delay and actually delay the completion of the Tenant Improvements, then a Tenant Delay shall be deemed to have occurred commencing as of the Count Date. Should Landlord determine that the Commencement Date should be advanced in accordance with the foregoing, it shall so notify Tenant in writing. Landlord’s determination shall be conclusive unless Tenant notifies Landlord in writing, within 5 business days thereafter, of Tenant’s election to contest same by binding arbitration with the American Arbitration Association under its Arbitration Rules for the Real Estate Industry, and judgment on the arbitration award may be entered in any court having jurisdiction thereof. Pending the outcome of such arbitration proceedings, Tenant shall make timely payment of all rent due under this Lease based upon the Commencement Date set forth in the aforesaid notice from Landlord.

G.

Landlord shall permit Tenant and its agents to enter the Premises after the date this Lease is executed in order that Tenant may install Tenant’s furniture, fixtures, equipment, and cabling, perform any work to be performed by Tenant hereunder through its own contractors, and otherwise prepare the Premises for occupancy, subject to Landlord’s prior written approval, and in a manner and upon terms and conditions and at times reasonably satisfactory to Landlord’s representative. The foregoing license to enter the Premises prior to the Commencement Date is, however, conditioned upon Tenant’s contractors and their subcontractors and employees not interfering with the work being performed by Landlord. If at any time that entry shall cause disharmony or interfere with the work being performed by Landlord, this license may be withdrawn by Landlord upon 24 hours written notice to Tenant. That license is further conditioned upon the compliance by Tenant’s contractors with all requirements imposed by Landlord on third party contractors and subcontractors, including without limitation the maintenance by Tenant and its contractors and subcontractors of workers’ compensation and public liability and property damage insurance in amounts and with companies and on forms satisfactory to Landlord, with certificates of such insurance being furnished to Landlord prior to proceeding with any such entry. The entry shall be deemed to be under all of the provisions of the Lease except as to the covenants to pay Rent. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any such work being performed by Tenant, the same being solely at Tenant’s risk. In no event shall the failure of Tenant’s contractors to complete any work in the Premises extend the Commencement Date. Notwithstanding anything to the contrary in this Work Letter and in the Lease, Tenant shall have the exclusive right to occupy (i) the Office Space following the Office Space Delivery Date, and (ii) the Phase 1 Space following the Phase 1 Space Delivery Date, for all purposes permitted under the Lease. Landlord shall cause the Tenant Improvements to be performed in a manner that does not unreasonably interfere with Tenant’s use of the Office Space following the Office Space Delivery Date and the Phase 1 Space following the Phase 1 Space Delivery Date

I.

Tenant hereby designates Edward Gillis, Telephone No. (650) 226-0120, as its representative, agent and attorney-in-fact for the purpose of receiving notices, approving submittals and issuing requests for Changes, and Landlord shall be entitled to rely upon authorizations and directives of such person(s) as if given directly by Tenant. Tenant may amend the designation of its construction representative(s) at any time upon delivery of written notice to Landlord.

II.	COST OF TENANT IMPROVEMENTS

A.

Landlord shall complete, or cause to be completed, the Tenant Improvements, at the construction cost shown in the Final Cost Estimate (subject to the provisions of this Work Letter), in accordance with final Working Drawings and Specifications approved by both Landlord and Tenant. Landlord shall pay towards the final construction costs (“Completion Cost”) as incurred a maximum of $281,070.00 (“Landlord Contribution”) and, except as otherwise set forth herein, Tenant shall be fully responsible for the remainder (“Tenant Contribution”). If the actual cost of completion of the Tenant Improvements is less than the maximum amount provided for the Landlord Contribution or remains unused after June 30, 2022, such savings shall inure to the benefit of Landlord and Tenant shall not be entitled to any credit or payment or to apply the savings toward additional work.

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In addition to the Landlord Contribution, Landlord shall make available to Tenant an amount not to exceed$56,214.00 (the “Landlord’s Amortizing Contribution”), based on $6.00 per rentable square foot of the Premises, to be utilized towards the Completion Cost. Tenant shall elect in writing whether or not to use the Landlord’s Amortizing Contribution prior to the completion of the Tenant Improvement work. The Landlord’s Amortizing Contribution shall be subject to the limitations and restrictions provided in this Work Letter for applications of the Landlord’s Contribution; provided, however, that any portion of the Landlord’s Amortizing Contribution funded by Landlord towards the Completion Cost shall be amortized over the initial 61-month Term of this Lease using an interest factor of 8.5% per annum, and the Basic Rent payable during the initial 61 months of this Lease shall be increased by said amortized payments, retroactive to the Commencement Date of this Lease. Upon request by Landlord, the amount of such rental adjustment shall be memorialized on a form provided by Landlord. In the event that the amount of the rental adjustment is finally determined subsequent to the Commencement Date, Tenant shall promptly pay to Landlord a lump sum amount equal to the total accrued sums owing due to the retroactive adjustment. For the avoidance of doubt, the amortized portion of Landlord’s Amortizing Contribution included in Basic Rent shall not be subject to annual increases.

B.

The Completion Cost shall include all direct costs of Landlord in completing the Tenant Improvements, including but not limited to the following: (i) payments made to architects, engineers, contractors, subcontractors and other third party consultants in the performance of the work, (ii) permit fees and other sums paid to governmental agencies, (iii) costs of all materials incorporated into the work or used in connection with the work (excluding any furniture, fixtures and equipment relating to the Premises), and (iv) keying and signage costs. The Completion Cost shall also include an administrative/supervision fee to be paid to Landlord in the amount of 3% of all such direct costs. Notwithstanding anything to the contrary herein, Tenant shall have no responsibility for, and the Landlord Contribution shall not be used for, the following: (a) costs incurred due to the presence of Hazardous Materials in the Premises or the surrounding area; and (b) construction costs in excess of the Final Cost Estimate, except for increases set forth in approved change orders.

C.

Prior to start of construction of the Tenant Improvements, Tenant shall pay to Landlord the amount of the Tenant Contribution set forth in the approved Final Cost Estimate. In addition, if the actual Completion Cost of the Tenant Improvements is greater than the Final Cost Estimate because of modifications or extras requested by Tenant and not reflected on the approved working drawings, or because of Tenant Delays, then Tenant shall pay to Landlord, within 10 days following submission of an invoice therefor, all such additional costs, including any additional architectural fee, to the extent the Completion Cost would exceed the unutilized portion, if any, of the Landlord Contribution or Landlord’s Amortizing Contribution, if applicable. If Tenant defaults in the payment of any sums due under this Work Letter, Landlord shall (in addition to all other remedies) have the same rights as in the case of Tenant’s failure to pay rent under the Lease.

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SCHEDULE 1 TO EXHIBIT X

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EXHIBIT Y

PROJECT DESCRIPTION

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EXHIBIT Z

APPROVED HAZARDOUS MATERIALS

Biological materials including, without limitation, human and animal tissues and viral vectors.

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